Exhibit 10.4

EXECUTION VERSION

EXANTAS CAPITAL CORP.

12.00% Senior Notes due July 31, 2027

NOTE AND WARRANT PURCHASE AGREEMENT

Dated as of July 31, 2020

ANNEX A — PURCHASER COMMITMENTS

ANNEX B — DEFINED TERMS

EXHIBIT 1 — Form of Note

EXHIBIT 2 — Tax Matters

EXHIBIT 3 — Form of Warrant

EXANTAS CAPITAL CORP.

12.00% Senior Notes due July 31, 2027

Dated as of

July 31, 2020

TO THE PURCHASERS SIGNATORY HERETO:

Ladies and Gentlemen:

EXANTAS CAPITAL CORP., a corporation organized under the laws of Maryland (the “Company” or the “Issuer”), agrees with the Purchasers signatory hereto as follows:

SECTION 1. AUTHORIZATION OF NOTES AND WARRANTS.

Section 1.1. Authorization of Notes. The Company has authorized (i) the issuance and sale of $50,000,000 of 12.00% Senior Notes, due July 31, 2027 (the “Initial Notes”), at the Initial Closing (as defined below) and (ii) the issuance and sale of up to $75,000,000 of additional 12.00% Senior Notes, due July 31, 2027 (the “Additional Notes”), which may, subject to the terms and conditions set forth herein, be issued from time to time hereunder after the Initial Closing on the same terms and conditions as the Initial Notes. The “Initial Notes” and the “Additional Notes” are collectively referred to herein as the “Notes”. The “Notes” shall include any such notes issued in substitution therefor pursuant to Section 15. The Notes shall be substantially in the forms set out in Exhibit 1, with such changes therefrom, if any, as may be mutually approved by the applicable Purchaser and the Company. All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex B or as otherwise defined elsewhere in this Agreement.

Section 1.2. Authorization of Warrants. The Company (i) has duly authorized the issuance and sale of warrants entitling the holders to purchase from the Company 1,400,000 shares (in the aggregate) of the Company’s common stock (“Common Stock”), $0.001 par value per share (such warrants, the “Initial Warrants”), and (ii) in connection with the issuance and sale of Additional Notes pursuant to the terms hereof, has authorized the issuance and sale of warrants entitling the holders to purchase from the Company up to 2,100,000 shares (in the aggregate) of the Common Stock (such warrants, the “Additional Warrants”), in each case, on the terms set forth in the Form of Warrant attached hereto as Exhibit 3. The “Initial Warrants” and the “Additional Warrants” are together referred to herein as the “Warrants.”

SECTION 2. NOTES.

Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, including the satisfaction of the conditions precedent set forth in Section 5, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Initial Closing, the Initial Notes in the principal amount specified opposite such Purchaser’s name in Annex A under the column entitled “Initial Purchase Amount” for a purchase price equal to 100% of the aggregate principal amount of such Initial Notes. The aggregate principal amount of Initial Notes is $50,000,000.

The Company may in its sole discretion, from time to time after the date hereof but on or prior to the eighteen-month anniversary of the date hereof, require that the Purchasers purchase Additional Notes from the Company by delivery of one or more written notices (each, an “Additional Notes Notice”) to the Purchasers. Subject to the conditions specified in Section 6, on the tenth Business Day after delivery of an Additional Notes Notice (each such date, a “Subsequent Purchase Date”), the Company shall issue and sell and the Purchasers shall purchase the Additional Notes in an aggregate principal amount equal to the amount specified in the Additional Notes Notice; provided, that each purchase of Additional Notes shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in additional increments of $1,000,000 (provided that such amount may be less than $10,000,000 (or increments of $1,000,000) if such amount represents all remaining availability under the Remaining Additional Notes Amount). The purchase obligations of each Purchaser on each Subsequent Purchase Date shall be determined by multiplying the principal amount of Additional Notes to be purchased on such Subsequent Purchase Date by the percentage commitment of such Purchaser specified opposite such Purchaser’s name in Annex A. All Additional Notes shall be purchased for a purchase price equal to 100% of the principal amount of such Additional Notes. For the avoidance of doubt, the total aggregate principal amount of Additional Notes which may be issued under this Agreement on the Subsequent Purchase Dates shall not exceed $75,000,000.

If any of the Notes would otherwise constitute an “applicable high-yield discount obligation” within the meaning of Section 163(i) of the Code or any successor provisions, on each Interest Payment Date (as defined in the Note) ending after the fifth anniversary of the date hereof, the Company shall pay in cash a minimum amount of interest (including any original issue discount, as defined under the Code) that has been previously accrued and unpaid, as shall be necessary to ensure that the Notes shall not be considered an applicable high yield discount obligation.

The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any obligation or liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

The Initial Notes and any Additional Notes will be treated as a single class for all purposes under this Agreement, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of this Agreement include any Additional Notes that are actually issued. The Initial Notes and any Additional Notes shall be issued and evidenced in electronic form (in “portable document format” (“.pdf”) form or any other electronic form).

Section 2.2. Tax Treatment. The parties hereto agree to treat the Notes as indebtedness of the Company and the Warrants as equity of the Company for U.S. federal income tax purposes. Each Purchaser and the Company hereby acknowledge and agree (i) to treat the Notes and the Warrants as part of an “investment unit” within the meaning of Section 1273(c)(2) of the Code and, correspondingly, the Notes as having been issued with original issue discount for U.S. federal income tax purposes to the extent of the fair market value of the Warrants at the time of the issuance thereof, and (ii) that the aggregate fair market value of the Warrants will be based on a valuation as of the date hereof, which valuation shall be completed by the Company within thirty (30) calendar days of the date hereof; provided that the Company shall cooperate with the Purchasers and their Affiliates in completing such valuation, including by allowing the Purchasers or any of their Affiliates to review and comment on such valuation before it is finalized, and that such amount will be allocable ratably to the Warrants pursuant to Treasury Regulations Section 1.1273-2(h), with the balance of the issue price of the investment unit allocable to the Notes. The Purchasers and the Company shall prepare their respective U.S. federal and applicable state and local income tax returns in a manner consistent with the foregoing treatment.

SECTION 3. WARRANTS.

Subject to the terms and conditions of this Agreement, including the satisfaction of the conditions precedent set forth in Section 5 (with respect to the Initial Closing) and Section 6 (with respect to each Subsequent Closing), (a) at the Initial Closing, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, Initial Warrants to purchase the number of shares of Common Stock specified opposite such Purchaser’s name in Annex A under the column entitled “Initial Warrant Purchase” and (b) at each Subsequent Closing, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, their pro rata share of Additional Warrants to purchase a number of shares of Common Stock in an amount equal to the product of (i) the quotient obtained by dividing (A) the aggregate principal amount of Additional Notes to be sold on such Subsequent Purchase Date by (B) $75,000,000, multiplied by (ii) 2,100,000.

SECTION 4. CLOSING.

The sale and purchase of (i) the Initial Notes and the Initial Warrants shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY, at a closing (the “Initial Closing”) to take place simultaneously with the execution of this Agreement and (ii) any Additional Notes and Additional Warrants shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY, at 11:00 A.M., New York time, at a closing (each a “Subsequent Closing”, together with the “Initial Closing”, and each a “Closing”) on each Subsequent Purchase Date or on such other Business Day thereafter as may be agreed upon in writing by the Company, on the one hand, and the Purchasers holding at least a majority in aggregate principal amount of the Notes at the time outstanding, on the other hand. At each Closing, the Company shall deliver to each Purchaser (i) the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $ 100,000 as such Purchaser may request) dated the date of the applicable Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds as set forth on Schedule 4 and (ii) the Warrants to be purchased by such Purchaser. If, at the applicable Subsequent Closing, the Company shall fail to tender such Additional Notes and such Additional Warrants to any Purchaser as provided above in this Section 4, or any of the applicable conditions specified in Section 6 shall not have been fulfilled, such Purchaser shall, at such Purchaser’s election, be relieved of its obligations under this Agreement to consummate the applicable purchase of Additional Notes and Additional Warrants on such Subsequent Closing.

SECTION 5. CONDITIONS TO INITIAL CLOSING.

The obligation of each Purchaser to purchase and pay for the Initial Notes to be sold to such Purchaser at the Initial Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Initial Closing, of the following conditions:

Section 5.1. Representations and Warranties of the Company. The representations and warranties of the Company in Section 7 shall (a) with respect to representations and warranties that contain a Material Adverse Effect or materiality qualification, be true and correct when made and at the time of, and immediately after giving effect to, the Initial Closing, and (b) with respect to representations and warranties that do not contain a Material Adverse Effect or materiality qualification, be true and correct in all material respects when made and at the time of, and immediately after giving effect to, the Initial Closing.

Section 5.2. Performance; No Default. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Initial Closing assuming that Section 11 and Section 12 are applicable from the date of this Agreement. From the date of this Agreement until the Initial Closing, before and after giving effect to the issue and sale of the Initial Notes (and the application of the proceeds thereof as contemplated by Section 7.12), no Default or Event of Default shall have occurred and be continuing.

Section 5.3. Certificates.

(a) Officer’s Certificate of Company. The Company shall have delivered to the Purchasers an Officer’s Certificate, dated the date of the Initial Closing, certifying that the conditions specified in Section 5.1 and Section 5.2 have been fulfilled.

(b) Secretary’s Certificate of Company. The Company shall have delivered to the Purchasers a certificate of its Secretary or Assistant Secretary, dated the date of Initial Closing, certifying as to the bylaws and resolutions attached thereto, the incumbency of officers signatory thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and the issuance of the Warrants required to be issued at the Initial Closing pursuant to Section 5.6.

(c) Good Standing Certificates. The Company shall have delivered to the Purchasers a certificate of good standing or existence dated as of a recent date from the Secretary of State of its state of incorporation.

(d) Certified Articles. The Company shall have delivered to the Purchasers certified copies of the articles or certificate of incorporation or other registered organizational documents from the Secretary of State of its state of incorporation.

(e) Solvency Certificate. The Company shall have delivered to the Purchasers a certificate dated the date of the Initial Closing from the chief executive officer or chief financial officer of the Company certifying as to the Solvency of the Company and its Subsidiaries (on a consolidated basis).

Section 5.4. Opinions of Counsel. The Purchasers shall have received from (i) Morrison & Foerster LLP, as counsel for the Company, an opinion in form and substance satisfactory to the Purchasers, dated the date of the Initial Closing and (ii) Ledgewood, as counsel for the Company, an opinion in form and substance satisfactory to the Purchasers, dated the date of the Initial Closing (and the Company hereby instructs such counsels to deliver such opinion to the Purchasers).

Section 5.5. Purchase Permitted by Applicable Law, Etc. On the date of the Initial Closing, each purchase of Initial Notes shall (i) be permitted by the Laws of each jurisdiction to which each Purchaser is subject, (ii) not violate any Law applicable to the Company (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable Law.

Section 5.6. Warrants. The Company shall have issued to such Purchaser the Initial Warrants in the Form of Warrant attached as Exhibit 3 and in accordance with Section 3.

Section 5.7. Payment of Purchaser Counsel Fees. The Company shall have paid on or immediately prior to the time of the Initial Closing the reasonable and documented fees, charges and disbursements of Paul, Weiss, Rifkind, Wharton & Garrison LLP; provided that such fees, charges and disbursements shall not exceed $300,000.

Section 5.8. This Agreement. Such Purchaser shall have received this Agreement executed by the Company.

Section 5.9. Board Observer. As of the Initial Closing, Brian Laibow, as a representative of the Purchasers, shall have been appointed as the Board Observer pursuant to Section 11.6.

SECTION 6. CONDITIONS TO CLOSING OF ADDITIONAL NOTES.

The obligation of each Purchaser to purchase and pay for the Additional Notes to be sold to such Purchaser at each Subsequent Closing is subject to the fulfillment (or waiver by such Purchaser to the extent permitted by applicable Law) at or prior to such Subsequent Closing of the following conditions:

Section 6.1. Representations and Warranties of the Company. The representations and warranties of the Company in Section 7 shall (a) with respect to representations and warranties that contain a Material Adverse Effect or materiality qualification, be true and correct at the time of, and immediately after giving effect to, such Subsequent Closing, and (b) with respect to representations and warranties that do not contain a Material Adverse Effect or materiality qualification, be true and correct in all material respects at the time of, and immediately after giving effect to, such Subsequent Closing (in each case, except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct only as of such particular date or with respect to such period of time).

Section 6.2. No Default or Event of Default. Before and after giving effect to the issue and sale of the Additional Notes (and the application of the proceeds thereof as contemplated by Section 7.12), no Default or Event of Default shall have occurred and be continuing; provided, however, for purposes of fulfilling this Section 6.2, no Default or Event of Default resulting or arising in connection with any repurchase agreement or similar agreement or instrument governing any Debt (or any cross-defaults under any other Debt or preferred equity resulting therefrom) shall be taken into account when determining whether the condition set forth in this Section 6.2 has been fulfilled, to the extent that immediately after giving effect to such Subsequent Closing, any defaults or events of default under any such repurchase agreement or similar agreement or instrument, other Debt or preferred equity are cured (or such repurchase agreement or similar agreement or instrument is repaid in full and terminated) and no other defaults or events of default exist under any other Debt or preferred equity such that no Default or Event of Default shall be continuing.

Section 6.3. No Material Adverse Effect. No Material Adverse Effect shall have occurred following the date of the Initial Closing and is continuing as of the time immediately prior to such Subsequent Closing.

Section 6.4. Compliance Certificates.

(a) Officer’s Certificate of Company. The Company shall have delivered the Purchasers an Officer’s Certificate, dated the Subsequent Closing Date, certifying that the conditions specified in Section 6.1 and Section 6.2 have been fulfilled.

(b) Solvency Certificate. The Company shall have delivered to the Purchasers a certificate dated the Subsequent Purchase Date from the chief executive officer or chief financial officer of the Company certifying as to the Solvency of the Company and its Subsidiaries (on a consolidated basis).

Section 6.5. Purchase Permitted by Applicable Law, Etc. On the date of each Subsequent Closing, such purchase of Additional Notes shall (i) be permitted by the Laws of each jurisdiction to which such Purchaser is subject, (ii) not violate any Law applicable to the Company (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability (other than de minimis taxes, penalties or liabilities) under or pursuant to any applicable Law.

Section 6.6. Initial Closing. The Initial Closing shall have occurred.

Section 6.7. Amount. Any Additional Notes issued under this Agreement shall be in an amount not in excess of the amount permitted by Section 2.1.

Section 6.8. Warrants. The Company shall have issued to such Purchaser Additional Warrants in the Form of Warrant attached as Exhibit 3 and in accordance with Section 3.

SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the disclosure letter delivered by the Company to the Purchasers concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to each Purchaser as follows:

Section 7.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by applicable Law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, and to transact the business it transacts, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.2. Authorization; No Breach.

(a) This Agreement, the Warrants and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and, assuming the due authorization, execution and delivery by each such Purchaser, this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, and upon issuance thereof each Warrant will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The execution and delivery of this Agreement, the Warrants and the Notes, the issuance and sale of the Notes, the issuance and sale of the Warrants, the issuance of the shares of Common Stock upon exercise of the Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of any Closing (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon the Company’s capital stock or assets under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Governmental Authority pursuant to (1) the Organizational Documents of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Closing), or (2) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, any Law to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject, except in each case for any filings required after the date hereof under federal or state securities Laws.

Section 7.3. Absence of Certain Changes. Since June 30, 2020 through the date of this Agreement, there has not occurred any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.4. Organization and Ownership of Shares of Subsidiaries.

(a) Schedule 7.4(a) is (except as noted therein) a complete and correct list of the Company’s Subsidiaries as of the Initial Closing, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its outstanding capital stock or similar equity interests owned by the Company and each other Subsidiary and identifying such Subsidiary as a Subsidiary.

(b) All of the shares of capital stock or similar equity interests of each Subsidiary of the Company have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary of the Company free and clear of any Lien (except for any Liens permitted by this Agreement or Liens under securities Laws).

(c) Each Subsidiary of the Company is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by applicable Law, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary of the Company has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.5. Financial Statements. The consolidated financial statements (including in each case the related schedules and notes) of the Company included in the Filed SEC Documents (if amended, as of the date of the last such amendment) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof, and the consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows for the respective periods then ended (subject, in the case of unaudited financial statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, as permitted by the SEC or its rules and regulations) consistently applied throughout the periods involved (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments and the absence of footnote disclosure).

Section 7.6. Compliance with Other Instruments. Except as disclosed in Schedule 7.6, the (a) execution, delivery and performance by the Company of this Agreement, the Warrants and the Notes, (b) the issuance and sale of the Warrants and (c) the issuance of the shares of Common Stock upon exercise of the Warrants will not contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, Warehouse Line, loan, purchase or credit agreement, lease or any other agreement or instrument to which the Company or any of its Subsidiaries is bound or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.7. Litigation; Observance of Statutes and Orders. (a) Except as disclosed in Schedule 7.7, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries, in each case, in any court or before any arbitrator of any kind or before or by any Governmental Authority, except any such actions, suits, investigations or proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries is (i) in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (ii) in violation of any applicable Law (including Environmental Laws, the USA PATRIOT Act or any of the other Laws that are referred to in Section 7.14), except in each case to the extent that any such default or violation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 7.8. Taxes. The Company and its Subsidiaries have filed all income and other Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or any of its Subsidiaries, as the case may be, has established adequate reserves in accordance with GAAP.

Section 7.9. Licenses, Permits, Etc. Except as disclosed in Schedule 7.9, the Company and its Subsidiaries own or possess all Material licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.10. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan (if any) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (other than to satisfy the minimum funding standards of ERISA or to pay required premiums to the PBGC) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to sections 412, 430(k) or 436(f) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans) (if any), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities, unless such excess amount would not reasonably be expected to have a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred any Material withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are reasonably expected to have a Material Adverse Effect.

(d) The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or is disclosed in the publicly filed audited financial statements for the fiscal year ended December 31, 2019.

Section 7.11. Private Offering by the Company. Neither the Company nor, to the knowledge of the Company, anyone acting on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of securities, and neither the Company nor, to the knowledge of the Company, anyone acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Notes or Warrants to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available. The Company has not taken, nor will take, any action that would subject the issuance or sale of the Notes or the Warrants to the registration requirements of Section 5 of the Securities Act.

Section 7.12. Use of Proceeds; Margin Regulations. The Company will use the proceeds of the sale of the Notes for general corporate purposes, including Investments, Restricted Payments (including Permitted Payments) and other transactions not prohibited by this Agreement. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 7.13. Existing Debt. Neither the Company nor any of its Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or any of its Subsidiaries and no event or condition exists with respect to any Debt for borrowed money of the Company or any of its Subsidiaries that would permit one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

Section 7.14. Foreign Assets Control Regulations, Etc.

(a) Neither the Company nor any of its Subsidiaries is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Subsidiary of the Company has been notified in writing that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity in violation of U.S. Economic Sanctions.

(c) Neither the Company nor any of its Subsidiaries (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are reasonably adequate to ensure that the Company and each of its Subsidiaries is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d) (1) Neither the Company nor any of its Subsidiaries (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable Law in a U.S. or any non-U.S. country or jurisdiction, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2) To the Company’s actual knowledge, neither the Company nor any of its Subsidiaries has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a Governmental Authority to affect any act or decision of such Governmental Authority; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable Law; and

(3) No part of the proceeds from the sale of the Notes hereunder will be used for any unlawful payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are reasonably adequate to ensure that the Company and each of its Subsidiaries is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 7.15. Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.16. Environmental Matters. (a) There is no Material claim or proceeding by or before any Governmental Authority pending against the Company or any of its Subsidiaries or any of their respective real properties or other assets now owned, leased or operated by any of them, alleging any violation of any Environmental Laws, or any Material claim or proceeding by or before any Governmental Authority pending against any real property or other assets formerly owned, leased or operated by the Company or any of its Subsidiaries alleging any violation of any Environmental Laws arising on account of any act or omission by the Company any of its Subsidiaries or any predecessor to the Company or any of its Subsidiaries during the period which such real property or other asset was owned, leased or operated by any of them, or such predecessors, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(1) the Company has no knowledge of any facts which would give rise to any violation of any applicable Environmental Laws (x) that in any way are related to real properties now owned, leased or operated by any of the Company or any of its Subsidiaries or their use, or (y) that in any way are related to real property formerly owned, leased or operated by the Company, any of its Subsidiaries or any predecessor to the Company or any of its Subsidiaries during the period which such real property was owned, leased or operated by any of them;

(2) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner in violation of any applicable Environmental Laws; and

(3) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws.

Section 7.17. REIT. The Company (i) from the date of the filing of its initial federal tax return through its last taxable year ended before the date hereof was subject to taxation and qualified as a REIT under the Code and (ii) has operated since the end of its last taxable year to the date of this representation in such a manner as would permit it to continue to qualify as a REIT.

Section 7.18. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrants, the shares of Common Stock issuable upon exercise of the Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrants, the Warrants and the shares of Common Stock issuable upon exercise of such Warrants, will be free and clear of all Liens, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, (iii) restrictions imposed by the Company’s Organizational Documents, and (iv) Liens imposed due to the actions of the Purchaser.

Section 7.19. Regulation D. Neither the Company nor, to its knowledge, any of its officers, directors or beneficial stockholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

Section 7.20. Disclosure. This Agreement, the documents, certificates or other writings provided by the Company to any Purchaser prior to the Initial Closing and the Filed SEC Documents, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

Section 7.21. Title to Property; Leases. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have good, valid and marketable title to, or a valid leasehold interest in or license to use, all of the assets, properties (including real and personal property) and rights reflected in the most recent audited balance sheet or acquired by the Company or any of its Subsidiaries after the date of such audited balance sheet (except as sold or otherwise disposed of after said date). Such assets, properties and rights are free and clear of Liens prohibited by this

Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all leases to which the Company and its Subsidiaries are party are valid and subsisting and are in full force and effect.

Section 7.22. Rank. The Notes rank senior to the Company’s unsecured junior subordinated debentures.

SECTION 8. REPRESENTATIONS OF THE PURCHASER.

Each Purchaser, severally and not jointly, represents and warrants to the Company as follows:

Section 8.1. Purchase for Investment. Such Purchaser is an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act. Such Purchaser is purchasing the Notes and the Warrants (and any shares of Common Stock issuable upon conversion of the Warrants) for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Notes or Warrants (or any shares of Common Stock issuable upon conversion of the Warrants) in violation of the Securities Act. Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes and the Warrants (and any shares of Common Stock issuable upon conversion of the Warrants) and is capable of bearing the economic risks of such investment. Such Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each Purchaser understands that the issuance of the Notes and the Warrants (and any shares of Common Stock issuable upon conversion of the Warrants) have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by Law, and that the Company is not required to register the resale of the Notes or the Warrants.

Section 8.2. Authorization; No Breach. (a) This Agreement has been duly authorized by all necessary corporate action on the part of such Purchaser, and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The execution and delivery of this Agreement and the fulfillment of, and compliance with, the respective terms hereof by such Purchaser, do not and will not as of any Closing (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon such Purchaser’s capital stock or assets under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Governmental Authority pursuant to the Organizational Documents of such Purchaser (in effect on the date hereof or as may be amended prior to completion of the contemplated Closing), or any material Law to which such Purchaser is subject, or any agreement, order, judgment or decree to which such Purchaser is subject, except in each case (x) for any filings required after the date hereof under federal or state securities Laws or (y) as would not reasonably be expected to materially and adversely affect or delay the consummation of the transactions contemplated hereby.

Section 8.3. Compliance with Laws. Each of such Purchaser and its Subsidiaries are in compliance with all applicable Laws, except to the extent that the failure to comply therewith would not reasonably be expected to materially and adversely affect or delay the consummation of the transactions contemplated hereby.

Section 8.4. Available Funds. Such Purchaser has cash in immediately available funds or uncalled and unrestricted capital commitments necessary to consummate the Initial Closing. At each applicable Subsequent Closing, such Purchaser shall have cash in immediately available funds or uncalled and unrestricted capital commitments necessary to consummate such Subsequent Closing.

Section 8.5. Brokers and Finders. Such Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

Section 8.6. Ownership of Shares. None of such Purchaser or its Affiliates owns any capital stock or other equity or equity-linked securities of the Company (without giving effect to the issuance of the Notes or Warrants hereunder), other than the Convertible Notes.

SECTION 9. INFORMATION AS TO COMPANY.

Section 9.1. Financial and Business Information. The Company shall deliver to each holder of Notes:

(a) Quarterly Statements — within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(1) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(2) unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments;

provided that the requirement under this Section 9.1(a) shall be deemed to have been satisfied if on or prior to such date the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC;

(b) Annual Statements — within 90 days after the end of each fiscal year of the Company, duplicate copies of:

(1) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(2) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing; which opinion shall (x) state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances (as such wording may be updated or amended from time to time in accordance with industry practice and standards) and (y) not be subject to any “going concern” or any qualification as to the scope of such audit;

provided that the requirement under this Section 9.1(b) shall be deemed to have been satisfied if on or prior to such date the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC;

(c) Notice of Default or Event of Default — promptly, and in any event within three Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(d) ERISA Matters — promptly, and in any event within three Business Days after a Responsible Officer becoming aware of any of the following events, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(1) with respect to any Plan, any Reportable Event for which notice thereof has not been waived pursuant to the regulations under ERISA as in effect on the date hereof; or

(2) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(3) any event, transaction or condition that would reasonably be expected to result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA (other than to satisfy the minimum funding standards of ERISA or to pay required premiums to the PBGC) or such penalty or excise tax provisions under the Code, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(e) Notices from Governmental Authority — promptly, and in any event within three Business Days of receipt thereof, copies of any notice to the Company or any Subsidiary of the Company from any federal or state Governmental Authority relating to any order, ruling, statute or other Law that would reasonably be expected to have a Material Adverse Effect;

(f) Notice of Material Adverse Event — promptly, and in any event within three Business Days after a Responsible Officer shall have notice thereof, notice of any occurrence or event that would reasonably be expected to have a Material Adverse Effect;

(g) Management’s Discussion and Analysis — concurrently with any delivery of financial statements pursuant to clause (a) or (b) above, a management’s discussion and analysis; provided that the requirement under this Section 9.1(g) shall be deemed satisfied if clause (a) or (b) above (as applicable) is deemed satisfied pursuant to the proviso in such clause; and

(h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time as may be reasonably requested by the Required Holders.

Section 9.2. Officer’s Certificate. At substantially the same time as either the Company’s delivery of financial statements to holders of Notes or the Company’s filing of financial statements with the SEC, in either case pursuant to Section 9.1(b), the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company setting forth a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 9.3. Inspection. The Company shall permit the Representatives of the Required Holders to visit and inspect any of the offices or properties of the Company or any of its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be reasonably requested with reasonable prior notice; provided that if an Event of Default has occurred and is continuing, no prior notice shall be required; provided, further, that notwithstanding anything herein to the contrary, the holders of Notes (collectively, and not individually) shall be entitled to visit and inspect such property only two (2) times per year and one (1) time in any six-month period unless an Event of Default has occurred and is continuing.

Section 9.4. Electronic Delivery. Documents required to be delivered by the Company pursuant to Section 9.1 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(1) such documents are delivered to each holder of a Note by e-mail; or

(2) such documents are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access.

SECTION 10. PAYMENT OF THE NOTES AND INTEREST.

Section 10.1. Mandatory Payments Prior to Maturity. Upon the occurrence of a Change in Control (as defined below), the Company shall immediately repay each holder of the Notes, 100% of the principal amount of the Notes held by each such holder, together with (i) interest accrued thereon (including applicable default interest, if any) to the date of such repayment plus (ii) the applicable Make-Whole Amount (as defined below) as of the date of such repayment, if any.

“Change in Control” means the occurrence of any of the following:

(1) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the then outstanding voting stock of the Company;

(2) within any twelve (12) month period after the date hereof, the board of directors (or equivalent governing body) of the Company shall cease to consist of a majority of Continuing Directors; or

(3) (x) the engagement of any Person as a manager of the business or affairs of the Company or any material portion thereof, or (y) with respect to a manager of the business or affairs of the Company or any material portion thereof, (A) an assignment by such manager of, or subcontracting of material obligations of such manager under, any agreement with respect to the management of the business or affairs of the Company or any material portion thereof to any Person, (B) the sale, lease or transfer to any Person (in one or a series of related transactions) of all or substantially all of the assets of such manager, (C) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 50% or more of the total voting power of the then outstanding voting capital interests of such manager, or (D) any other “Change in Control” (or similar event, however denominated), as defined in any agreement with respect to the management of the business or affairs of the Company or any material portion thereof, of such manager to or with any other Person, unless (in each case) such Person is (I) Acres Capital Corp. or a (direct or indirect) wholly-owned Subsidiary thereof or (II) a Purchaser or any Affiliate thereof.

Section 10.2. Optional Prepayments. The Company may, at its option, upon revocable notice as provided below, prepay at any time all, or from time to time any part, of the Notes, at 100% of the principal amount of the Notes so prepaid, together with (i) interest accrued thereon (including applicable default interest, if any) to the date of such prepayment plus (ii) the applicable Make-Whole Amount as of the date of such prepayment. The Company will give each holder of Notes to be prepaid written notice of each optional prepayment under this Section 10.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 19. Each such revocable notice shall specify such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 10.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount, if any, setting forth the details of such computation; provided that if the Company shall subsequently revoke such notice, the Company shall be responsible for the reasonable and documented out-of-pocket costs and expenses incurred by each holder of Notes in connection with same. Two Business Days prior to any prepayment of the Notes, the Company shall deliver to each holder of the Notes to be prepaid a certificate of a Senior Financial Officer of the Company specifying the calculation of the Make-Whole Amount, if any.

Section 10.3. Allocation of Partial Payments. In the case of each partial payment of the Notes, the principal amount of the Notes to be paid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

Section 10.4. Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 10, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest (including applicable default interest, if any) on such principal amount accrued to such date and the applicable Make-Whole Amount as of the date of such prepayment, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest (including applicable default interest, if any) and the Make-Whole Amount, if any, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 10.5. Purchase of Notes. The Company will not, and will not permit any of its Affiliates to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.

Section 10.6. Make-Whole Amount. “Make-Whole Amount” means, with respect to a Note, (a) prior to the date that is two (2) years following the Initial Closing, an amount equal to (i) the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note (provided that the amount calculated pursuant to this clause (i) may in no event be less than 0.00%) plus (ii) 5.00% of the Called Principal of such Note, (b) on or after the date that is two (2) years following the Initial Closing, but prior to the date that is four (4) years following the Initial Closing, 3.00% of the Called Principal of such Note, (c) on or after the date that is four (4) years following the Initial Closing, but prior to the date that is five (5) years following the Initial Closing, 2.00% of the Called Principal of such Note, (d) on or after the date that is five (5) years following the Initial Closing, but prior to the date that is six (6) years following the Initial Closing, 1.00% of the Called Principal of such Note, and (e) on or after the date that is six (6) years following the Initial Closing, 0.00% of the Called Principal of such Note. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to a Note, the principal of such Note that is to be paid or prepaid pursuant to Section 10.1 or Section 10.2 or has become or is declared to be immediately due and payable pursuant to Section 14.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of a Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“ Reinvestment Yield” means, with respect to the Called Principal of a Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the period from such Settlement Date to the two (2) year anniversary of the Initial Closing. If there are no such U.S. Treasury securities Reported having a maturity equal to such period, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such period and (2) closest to and less than such period. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of a Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the period from such Settlement Date to the two (2) year anniversary of the Initial Closing of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to the period from such Settlement Date to the two (2) year anniversary of the Initial Closing, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such period and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such period. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Scheduled Payments” means, with respect to the Called Principal of a Note, all payments of interest on such Called Principal that would be due after the Settlement Date and on or prior to the date that is two (2) years following the Initial Closing with respect to such Called Principal if no payment of such interest were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment (but only if such next succeeding scheduled interest payment shall occur on or prior to the date that is two (2) years following the Initial Closing) will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date, provided, further, it shall be assumed as if all payments of interest on such Called Principal that would be due for the applicable period would be made in cash.

“Settlement Date” means, with respect to the Called Principal of a Note, the date on which such Called Principal is to be paid or prepaid pursuant to Section 10.1 or Section 10.2 or has become or is declared to be immediately due and payable pursuant to Section 14.1, as the context requires.

Section 10.7. Stated Maturity; Interest. The full principal balance outstanding on the Notes shall be due and payable on the Maturity Date. At all times that there is a principal balance outstanding on the Notes, interest shall accrue and be due and payable from time to time in accordance with the terms of the Notes.

Section 10.8. Tax Matters. The terms of Exhibit 2 hereto are incorporated herein by reference and shall apply as if set forth fully herein. All payments hereunder shall be subject to such Exhibit.

SECTION 11. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 11.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all Laws to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 7.14, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other authorizations of Governmental Authorities necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case except to the extent that non-compliance with such Laws or the failure to obtain or maintain in effect such licenses, certificates, permits, franchises and other authorizations of Governmental Authorities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 11.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of companies engaged in the same or a similar business and similarly situated.

Section 11.3. Maintenance of Properties. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any of its Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business.

Section 11.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all Material tax returns required to be filed in any jurisdiction and to pay and discharge (a) all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, in each case to the extent such taxes and assessments have become due and payable and before they have become delinquent, and (b) all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any of its Subsidiaries need pay any such taxes or assessments or claims referred to in clauses (a) and (b) above if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary of the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 11.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its legal existence. The Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 11.6. Board Observer. (a) From and after the Initial Closing until the Board Observer Fall-Away, the Company shall cause one Oaktree Designee to be appointed as a non-voting observer of the Board (the “Board Observer”). The Board Observer shall be permitted to attend (whether in person or telephonically at his or her election) and participate in all meetings of the Board; provided that the Board Observer shall not (i) have any voting rights with respect to any matters considered or determined by the Board or any committee thereof, (ii) have any rights to attend or participate in meetings, sessions or deliberations which do not include the Manager Board Members acting in their capacity as such (for the avoidance of doubt, if an officer of the Company is also a Manager Board Member and such person attends or participates in such a meeting, session or deliberation solely in his or her capacity as an officer (and not as a Manager Board Member) then the Board Observer shall have no right to attend or participate therein), or (iii) be entitled to receive any compensation in his or her capacity as the Board Observer. Any action taken by the Board at any meeting will not be invalidated by the absence of the Board Observer at such meeting. Notices of any meeting of the Board shall be distributed to the Board Observer at substantially the same time as delivered to other non-executive directors. Oaktree shall be permitted to remove the Board Observer and/or appoint any successor Board Observer as it shall elect from time to time; provided, that if such successor Board Observer is not an employee or officer of Oaktree, such successor shall be reasonably satisfactory to the Company. The Company shall not be responsible for paying, or reimbursing, the expenses of the Board Observer in connection with attending any Board meetings. Notwithstanding the foregoing, the Board Observer shall not be entitled to any information, reports or other materials (i) in respect of which disclosure to any holder of Notes (or their respective Representatives) is prohibited by any applicable Law or any bona fide binding agreement with a party that is not an Affiliate, (ii) is subject to attorney-client or similar privilege or constitutes attorney work product that, in each case, would reasonably be expected to be adversely affected as a result of such disclosure, (iii) related to trade secrets of the Company or any of its Subsidiaries, (iv) that relates to matters relating to the Company’s or any of its Subsidiaries’ relationship with (A) Oaktree or its Non-Excluded Affiliates, any holder of Notes or Warrants (or its Affiliates) and/or actions to be taken in connection with the Notes Documents or any Debt of the Company held by Oaktree or its Non-

Excluded Affiliates, including refinancings, amendments or modifications hereto or thereto, or (B) to the extent such information, reports or other materials are not distributed to the Manager Board Members, the Company’s external manager (but only for so long as Oaktree, or any of its Non-Excluded Affiliates, holds an equity interest in the Company’s external manager) or (v) to the extent such information, reports or materials are not distributed to the Manager Board Members, in respect of Oaktree’s interest in or relationship with the Company’s external manager (but only for so long as Oaktree, or any of its Non-Excluded Affiliates, holds an equity interest in the Company’s external manager).

(b) As a condition to the Oaktree Designee’s appointment as a non-voting observer pursuant to this Section 11.6, the Oaktree Designee must provide to the Company an undertaking in writing by the Oaktree Designee: (i) to be subject to, bound by and duly comply with a standard confidentiality agreement in a form acceptable to the Company and (ii) at the request of the Board to recuse himself or herself from any deliberations or discussion of the Board or any committee thereof to the extent regarding matters relating to (A) the Company’s or any of its Subsidiaries’ relationship with Oaktree or its Non-Excluded Affiliates, any holder of Notes or Warrants (or its Affiliates) and/or actions to be taken in connection with the Notes Documents or any Debt of the Company held by Oaktree or its Non-Excluded Affiliates, including refinancings, amendments or modifications hereto or thereto, (B) to the extent such deliberations or discussions do not involve the Manager Board Members, the Company’s external manager (but only for so long as Oaktree, or any of its Non-Excluded Affiliates, holds an equity interest in the Company’s external manager), or (C) to the extent such deliberations or discussions do not involve the Manager Board Members, Oaktree’s interest in or relationship with the Company’s external manager (but only for so long as Oaktree, or any of its Non-Excluded Affiliates, holds an equity interest in the Company’s external manager).

Section 11.7. Use of Proceeds. The proceeds of any issuance of Initial Notes or Additional Notes shall be used for general corporate purposes, including Investments, Restricted Payments (including Permitted Payments) and other transactions not prohibited by this Agreement.

Section 11.8. Maintaining Records. The Company and its Subsidiaries shall maintain all financial records in accordance with GAAP.

SECTION 12. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 12.1. Limitation on Debt. The Company will not, and will not permit any of its Subsidiaries to, create, assume or incur or in any manner be or become liable in respect of any Debt, except for:

(a) (x) Debt incurred in the ordinary course of the Company’s and its Subsidiaries’ businesses under Warehouse Lines, (y) Debt of the Company’s Subsidiaries that are CLOs incurred in the ordinary course of the Company’s and its Subsidiaries’ businesses, and (z) Debt incurred in the ordinary course of the Company’s and its Subsidiaries’ businesses secured solely by any REO Property;

(b) the Notes (including the Initial Notes and any Additional Notes) and the other Notes Documents;

(c) Debt listed on Schedule 12.1(c) outstanding on the Initial Closing and any Permitted Refinancing thereof;

(d) Debt incurred in respect of bona fide hedge obligations in the ordinary course of business and not for speculative purposes;

(e) Debt outstanding as of the Initial Closing under the Convertible Notes and any Permitted Refinancing thereof;

(f) (x) Guarantees by any Subsidiary of the Company in respect of Debt otherwise permitted hereunder (provided that the Company is not the borrower or issuer of such Debt), (y) guarantees by any Subsidiary of the Company in respect of Debt of the Company otherwise permitted hereunder (provided that the aggregate amount of all such Debt incurred under this clause (f)(y) shall not exceed $5,000,000 at any time outstanding) and (z) guarantees by the Company in respect of Debt of any of its Subsidiaries incurred under clauses (a), (d), (g) or (n);

(g) Debt in respect of capital leases, synthetic lease obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 12.2; provided that the aggregate amount of all such Debt incurred under this clause (g), together with all Debt incurred under clause (n), shall not exceed $5,000,000 at any time outstanding;

(h) Debt in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(i) Debt (i) resulting from a bank or other financial institution honoring a check, draft or similar instrument in the ordinary course of business or (ii) arising under or in connection with cash management services in the ordinary course of business;

(j) Debt of (i) the Company owed to any of its Subsidiaries and (ii) any Subsidiary of the Company owed to the Company or any of its other Subsidiaries;

(k) Debt consisting of the financing of insurance premiums payable within one (1) year;

(l) any Debt of any Person who becomes a Subsidiary of the Company after the date hereof (including as a result of acquisition of a Subsidiary by foreclosure on Investments); provided that (i) such Debt is not created in contemplation of or in connection with such Person becoming a Subsidiary of the Company and (ii) such Debt exists on the date such Person becomes a Subsidiary;

(m) Subordinated Debt; and

(n) Debt in an aggregate principal amount, together with all Debt incurred under clause (g), not exceeding $5,000,000 at any time outstanding.

Section 12.2. Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise), any Lien on or with respect to any property or asset of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, except:

(a) Liens securing Debt permitted to be incurred pursuant to Section 12.1(a), so long as such Liens only attach to property customarily securing such debt of the Company and its Subsidiaries;

(b) Liens securing Debt permitted under Section 12.1(g); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Debt and (ii) the Debt secured thereby does not exceed the purchase price or construction or improvement cost of such fixed or capital asset;

(c) Liens securing Debt permitted to be incurred pursuant to Section 12.1(d);

(d) Liens listed on Schedule 12.2(d) existing on the Initial Closing and any renewals or extensions thereof, provided that the property covered thereby is not changed;

(e) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, performance bonds and other obligations of like nature, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business;

(f) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related contractual obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(g) the title and interest of a lessor, sublessor, licensor or sublicensor in and to property leased, licensed, subleased or sublicensed (other than through a Capitalized Lease in the ordinary course of business), in each case extending only to such property;

(h) judgment liens;

(i) rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business and not to secure Debt;

(j) Liens that are customary contractual rights of setoff relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business;

(k) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions, matters which would be disclosed by an accurate survey or inspection of any real property and other similar encumbrances and minor title defects affecting real property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(l) Liens for taxes, assessments or governmental charges that are not overdue or that are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(m) statutory or common law Liens of warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business securing obligations that are not overdue or that are being contested in good faith by appropriate proceedings, and in respect of which, if applicable, the Company or applicable Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(n) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any of its Subsidiaries (including acquisition by foreclosure of Investments); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, and (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary of the Company;

(o) Liens securing Debt and other obligations in an aggregate amount exceeding $1,000,000 at any time outstanding; and

(p) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (i) interfere in any material respect with the ordinary conduct of the business of the applicable Person, or (ii) secure any Debt.

Section 12.3. Merger, Consolidation, Etc. The Company will not, and will not permit any of its Subsidiaries to, consolidate or amalgamate with, merge with or into or liquidate or dissolve into any other Person pursuant to any transaction, except that (a) any such Subsidiary may consolidate or amalgamate with, merge with or into or liquidate or dissolve into the Company or any other wholly-owned Subsidiary of the Company, and (b) any Subsidiary of the Company may dissolve, liquidate or wind up its affairs if it owns no material assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its existence and good standing.

Section 12.4. Sale of Assets. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any assets (other than sales of inventory in the ordinary course of business, but including Equity Interests in any of the Company’s Subsidiaries) of the Company and its Subsidiaries; provided the foregoing shall not prevent any of the following:

(a) a liquidation or disposition of obsolete or worn-out property or property no longer useful in their respective businesses by the Company or its Subsidiaries in the ordinary course of business;

(b) an asset sale, lease or other disposition of any assets (i) between the Company and any Subsidiary of the Company or (ii) between any Subsidiaries of the Company;

(c) an asset sale, lease or other disposition of any assets that is made for Fair Market Value and at least 75% of the consideration for such asset sale, lease or other disposition is in the form of cash or Cash Equivalents;

(d) the sale or disposition by a trustee, servicer, collateral agent or other Person with a similar role under any collateralized loan obligation of assets securing such collateral loan obligation;

(e) the sale or disposition of cash or Cash Equivalents in the ordinary course of business;

(f) the sale, lease or other disposition of equipment or real property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such sale, lease or other disposition are reasonably promptly applied to the purchase price of such replacement property;

(g) any taking or condemnation of any property of the Company or any Subsidiary by any Governmental Authority or any assets subject to a casualty;

(h) leases, licenses, subleases or sublicenses (including the provision of open source software under an open source license) granted in the ordinary course of business and on ordinary commercial terms that do not interfere in any material respect with the business of the Company and its Subsidiaries;

(i) the sale, lease or other disposition of intellectual property rights that are no longer used or useful in the business of the Company and its Subsidiaries;

(j) the discount, write-off, charge-off or sale or other disposition of accounts receivable overdue by more than 30 days or the sale of any such accounts receivable for the purpose of collection to any collection agency, in each case in the ordinary course of business;

(k) the unwinding of any hedge obligations in the ordinary course of business;

(l) Restricted Payments permitted by Section 12.9 (including Permitted Payments) and Investments permitted by Section 12.8;

(m) the sale or other disposition of real estate mortgage loans and other commercial real estate-related debt investments (including any instrument evidencing the same) to the obligor or guarantor thereof in connection with collection efforts with respect to the same in the ordinary course of the Company’s and its Subsidiaries’ businesses; and

(n) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Company and its Subsidiaries may sell, transfer, convey or otherwise dispose of assets in an aggregate amount of up to $5,000,000.

Notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary of the Company to, sell, lease or otherwise dispose of a portion (but not all) of the Equity Interests in any Subsidiary other than to the Company or another Subsidiary of the Company.

Section 12.5. Nature of Business. Neither the Company nor any Subsidiary of the Company will enter into any new line of business if, after entry into such new line of business, the general nature of the business of the Company and its Subsidiaries (taken on a consolidated basis) will no longer be the business engaged in as of the date of the Initial Closing.

Section 12.6. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary of the Company to enter into directly or indirectly any transaction or group of related transactions with or for the benefit of any Affiliate (other than the Company or another Subsidiary of the Company) involving aggregate consideration in excess of $500,000, except (a) Restricted Payments permitted by Section 12.9 and (b) transactions in the ordinary course of business and on terms that are no less favorable to the Company or such Subsidiary than terms that would be obtained from a Person who is not an Affiliate (for the avoidance of doubt, the management agreement with the Company’s external manager shall be deemed to fall within this exception (b)).

Section 12.7. Terrorism Sanctions Regulations. The Company will not and will not permit any of its Subsidiaries (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any applicable United States (federal or state) anti-terrorism law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that would subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 12.8. Investments. The Company shall not, and shall not permit any Subsidiary to, make any Investments in any third-party person, including joint ventures, other than:

(a) Investments listed on Schedule 12.8(a) outstanding on the Initial Closing;

(b) Investments in the Company or any Subsidiary;

(c) originating, purchasing, participating in, holding and managing commercial real estate mortgage loans and other commercial real estate-related debt investments (including any instrument evidencing the same and any instrument, security or other asset acquired through collection efforts with respect to the same), and all files, documents, agreements, real estate, collections and other related rights and assets in the ordinary course of business;

(d) Investments in Cash Equivalents;

(e) Guarantees permitted by Section 12.1;

(f) extensions of trade credit in the ordinary course of business (including any instrument evidencing the same and any instrument, security or other asset acquired through collection efforts with respect to the same);

(g) Investments consisting of the indorsement by the Company or any Subsidiary of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business;

(h) to the extent constituting an Investment, transactions otherwise permitted by Section 12.1, Section 12.3 and Section 12.9;

(i) any Investment of any Person who becomes a Subsidiary of the Company after the date hereof (including as a result of acquisition of a Subsidiary by foreclosure on Investments); provided that such Investment is not created in contemplation of or in connection with such Person becoming a Subsidiary of the Company;

(j) Investments which are Permitted Acquisitions;

(k) Investments in REO Property; and

(l) other Investments in an aggregate amount outstanding at any time not to exceed $5,000,000.

Section 12.9. Restricted Payments. (a) The Company shall not, and shall not permit any Subsidiary of the Company, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its equity interests (including any such payment in connection with any merger or consolidation to which the Company is a party) except

(x) dividends or distributions payable solely in common equity interests of the Company and

(y) dividends or distributions payable to the Company or any Subsidiary in cash or other property, or (ii) purchase, redeem, retire or otherwise acquire for value any equity interests of the Company or any Subsidiary of the Company (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement being herein referred to as a “Restricted Payment”).

(b) The provisions of Section 12.9(a) shall not prohibit any of the following (each a “Permitted Payment”):

(1) dividends and distributions in respect of Common Stock made in the ordinary course not to exceed 100% of Core Earnings during the period in which such dividends or distributions are made; provided that dividends and distributions in respect of Common Stock shall be permitted to be made in excess of 100% of Core Earnings if necessary to maintain the Company’s status as a REIT and to avoid paying any corporate tax at the REIT level;

(2) dividends and distributions in respect of the Company’s 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock;

(3) other Restricted Payments in an aggregate amount not to exceed $5,000,000; and

(4) the items set forth on Schedule 12.9.

Section 12.10. Restrictive Agreements. The Company shall not, and shall not permit any Subsidiary of the Company to, enter into any contractual obligation that encumbers or restricts the ability of any such Person to (x) make Restricted Payments to the Company or any Subsidiary of the Company, (y) pay Debt or other obligations owed to the Company or any Subsidiary of the Company or (z) make loans or advances to the Company or any Subsidiary of the Company; provided that the foregoing shall not apply to restrictions and conditions imposed by: (A) applicable Law, (B) any Notes Document, or (C) any Debt permitted to be incurred pursuant to Section 12.1; provided that in the case of this clause (C), (i) at the time of any such incurrence after the Initial Closing, the Company reasonably determines in good faith that such restriction shall not impair the ability of the Company to satisfy the Obligations and (ii) such restrictions and conditions are customary for Debt of such type, and (D) any restrictions or conditions existing on the date of the Initial Closing and listed on Schedule 12.10.

Section 12.11. Organization Documents. The Company shall not, and shall not permit any Subsidiary of the Company, to amend its Organization Documents in any respect that would reasonably be expected to be adverse to the holders of the Notes without the prior written consent of the Required Holders.

SECTION 13. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note after the same becomes due and payable and such failure shall continue to be unremedied for a period of three or more Business Days; or

(c) the Company or any Subsidiary of the Company defaults in the performance of or compliance with any term contained in Section 12; or

(d) the Company or any Subsidiary of the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 13), and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 13); or

(e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary of the Company by any officer of the Company or any such Subsidiary in this Agreement, any other Notes Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made and such false or incorrect representation or warranty is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining knowledge of such false or incorrect representation and (ii) the Company receiving written notice of such false or incorrect representation from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (e) of Section 13); or

(f) the Company or any of its Subsidiaries (i) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity or interest payment, required prepayment, acceleration, demand or otherwise) in respect of one or more items of Debt (other than the Debt hereunder) having an aggregate principal amount in excess of $20,000,000, or (ii) is in default (as principal or as guarantor or other surety) in the performance of or compliance with any term of one or more items of Debt having an unpaid principal amount aggregating in excess of $20,000,000 or any mortgage, indenture or other agreement relating thereto, or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment (and regardless of whether such Debt shall have been paid in full following any such acceleration); or

(g) the Company or any Significant Subsidiary of the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or (v) is adjudicated as insolvent or to be liquidated; or

(h) a Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any Significant Subsidiary of the Company, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or such Significant Subsidiary or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Significant Subsidiary, or any such petition shall be filed against the Company or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 (except to the extent covered by valid and collectible insurance as to which the insurer does not dispute coverage (other than a reservation of rights letter delivered in the ordinary course)) are rendered against one or more of the Company or any Subsidiary of the Company and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(j) (i) any material provision of any Notes Document ceases to be in full force and effect other than as expressly permitted thereunder or following satisfaction in full of all Obligations or (ii) the Company denies in writing that it has any or further liability under any Notes Document, or purports in writing to revoke or rescind any Notes Document, other than following satisfaction in full of all Obligations; or

(k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed 5% of Consolidated Net Worth, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA (other than to satisfy the minimum funding standards of ERISA or to pay required premiums to the PBGC) or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l) the Company ceases to qualify as a REIT in any taxable year.

SECTION 14. REMEDIES ON DEFAULT, ETC.

Section 14.1. Acceleration. (a) If an Event of Default described in paragraph (g) or (h) of Section 13 has occurred, all the Notes then outstanding shall automatically become immediately due and payable and all commitments or obligations of any Purchaser to purchase any Additional Notes shall be terminated.

(b) If any Event of Default (other than those described in paragraph (g) or (h) of Section 13) has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable and terminate all commitments or obligations of the Purchasers to purchase any Additional Notes.

(c) Upon any Note becoming due and payable under this Section 14.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon (including applicable default interest, if any), plus (ii) the applicable Make-Whole Amount, if any, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount, if any, by the Company in the event that the Notes are prepaid, paid prior to their maturity or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Without limiting the generality of the foregoing, in the event the Notes are accelerated or otherwise become due prior to the Maturity Date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of an Event of Default arising under Section 13(g) or Section 13(h)(including the acceleration of claims by operation of law)), the Make- Whole Amount with respect to an optional redemption pursuant to Section 10.2 will also be due and payable as though the Notes were optionally redeemed and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each holder’s of Notes’ lost profits as a result thereof. Any premium (including the Make-Whole Amount) payable above shall be presumed to be the liquidated damages sustained by each holder of Notes as the result of the early redemption and the Company agrees that it is reasonable under the circumstances currently existing. The premium (including the Make-Whole Amount) shall also be payable in the event the Notes (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE COMPANY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM (INCLUDING THE MAKE-WHOLE AMOUNT) IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium (including the Make-Whole Amount) is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium (including the Make-Whole Amount) shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Purchasers and the Company giving specific consideration in this transaction for such agreement to pay the premium (including the Make-Whole Amount); and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the premium (including the Make-Whole Amount) to holders of the Notes as herein described is a material inducement to the Purchasers to purchase the Notes.

Section 14.2. Other Remedies. If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 14.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 14.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) of Section 14.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, Make-Whole Amount, if any, and (to the extent permitted by applicable law) any amounts outstanding under the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 14.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 14.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Notes Document or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 17, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 14, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 15. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 15.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. This Section 15.1 shall be construed so that the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. In addition to and not in limitation of any representations contained herein, each holder of Notes acknowledges and agrees that the Notes have not been registered under the Securities Act and may not be transferred except pursuant to registration or an exemption therefrom.

Section 15.2. Transfer Restrictions

(a) Any Purchaser may at any time Transfer to one or more transferees, all or a portion of its Notes at the time owing to it, with the prior consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Company; provided that no consent of the Company shall be required (x) after the occurrence and during the continuance of a Default or Event of Default, (y) in connection with the Transfer of such Notes to a Purchaser or an Affiliate of any Purchaser (but only (1) if the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement and the Warrants, and (2) if the transferee and the transferor agree in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) that the transferee shall Transfer such Notes so Transferred back to the transferor at or before such time as the transferee ceases to be a Purchaser or an Affiliate of any Purchaser; provided, however that clauses (1) and (2) above shall not apply for so long as the Transfer is an indirect transfer and the record holder of the transferred Notes is already a Purchaser), or (z) in connection with any pledge of the Notes. Subject to the immediately preceding sentence, upon surrender of any Note at the principal executive office of the Company for registration of Transfer (and in the case of a surrender for registration of Transfer, duly endorsed or accompanied by a written instrument of Transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note; provided that, such new Notes shall be in electronic form (in “portable document format” (“.pdf”) form or any other electronic form). Each such new Note shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any attempted Transfer in violation of this Section 15.2 shall be null and void ab initio. Any Transfer of all or a portion of the Notes shall comply with federal and state securities Laws.

(b) Notwithstanding anything to the contrary herein, the Purchasers will not, and will cause their Affiliates not to, at any time, directly or indirectly (without the prior written consent of the Board), Transfer any Warrants or shares of Common Stock that were issued upon exercise of Warrants to any Person that is actually known to be a Schedule 13 Filer or an Activist Investor; provided that the foregoing shall not restrict Transfers (1) that have been approved by the Board or, in the case of a tender offer or exchange offer, that have been recommended by the Board or as to which the Board has otherwise taken a neutral position as of the fifth Business Day prior to the expiration date of such offer, in each case, subject to such conditions as the Board determines, (2) into the public market pursuant to a bona fide, underwritten public offering, in each case made pursuant to the registration rights set forth in the Warrants or through a bona fide sale to the public without registration effected pursuant to Rule 144 under the Securities Act, or (3) to a broker-dealer in a block sale so long as such broker-dealer is purchasing such securities for its own account and makes block trades in the ordinary course of its business; provided that the prohibitions in this Section 15.2(b) shall not apply to MassMutual. In addition, notwithstanding the foregoing, Oaktree Purchaser shall not, and shall cause its Affiliates not to, Transfer any Warrants or shares of Common Stock that were issued upon exercise of Warrants to MassMutual.

Section 15.3. Replacement of Notes.

(a) Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and

(b) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), and

(c) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 16. PAYMENTS ON NOTES.

The Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address the holder of the Note shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

SECTION 17. EXPENSES, ETC.

Section 17.1. Transaction Expenses. The Company will pay all reasonable documented costs and expenses (including reasonable attorneys’ fees of one firm of special counsel for all holders of Notes) incurred by each Purchaser or holder of a Note in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective). The Company shall also pay the reasonable documented out of pocket costs and expenses incurred by each Purchaser or holder of a Note in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes (limited to a single law firm representing all Purchasers and holders) to the extent such Purchaser or holder is successful in such enforcement or defense. In addition, the Company will also pay the reasonable documented out of pocket costs and expenses of each Purchaser or holder of a Note (i) except in connection with a lawsuit adverse to the Company or its Subsidiaries (but subject to the immediately preceding sentence), in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note (but only so long as such subpoena or other legal proceeding arises out of matters which are related to the Company and its Subsidiaries), and (ii) the costs and expenses, including financial advisors’ fees, incurred in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes (limited to a single financial advisor and single law firm representing all Purchasers and holders). The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders in connection with the transactions contemplated hereby (other than those retained by the Purchasers or any other holders).

Section 17.2. Survival. The obligations of the Company under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 18. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Warrants and the Notes, the purchase or Transfer by any Purchaser of any Note, any Warrant or any portion of either or interest therein and the payment of any Note or exercise of any Warrant, and may be relied upon by any subsequent holder of a Note or Warrant, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note or Warrant; provided, that no representation or warranty shall be deemed to be made as of any time other than (i) at the time of the Initial Closing, (ii) at the time of any Subsequent Closing or (iii) as otherwise specified in the specific representation or warranty. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Subsidiary of the Company pursuant to this Agreement or the Warrants shall be deemed representations and warranties of the Company or such Subsidiary under this Agreement or the Warrants, as applicable, and subject to the proviso set forth in the immediately proceeding sentence. Subject to the preceding sentence, this Agreement, the Warrants, the Notes Documents and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 19. AMENDMENT AND WAIVER.

Section 19.1. Requirements. This Agreement, the Notes Documents and the Notes may be amended, and the observance of any term hereof or of the Notes Documents or the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6, 7, 8, or 23, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 14 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole

Amount on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend any of Sections 10 (except as set forth in the second sentence of Section 10.2), 13(a), 13(b), 14, 19 or 22, or (iv) subordinate, in right of payment, any of the Obligations.

Section 19.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will promptly provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 19 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 19.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 19 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note or of the Company.

Section 19.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes Documents or the Notes, or have directed the taking of any action provided herein, the Notes Documents or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 20. NOTICES.

Except to the extent otherwise provided in Section 9.4, all notices and communications provided for hereunder shall be in writing and sent by (1) e-mail and (2) accompanied by either (x) a registered or certified mailing with return receipt requested (postage prepaid) or (y) delivery by a recognized overnight delivery service (charges prepaid). Any such notice must be sent: (i) if to any holder of any Note, to the e-mail and mail address provided by such holder to the Company in writing, or (ii) if to the Company, to the Company at its e-mail address provided to the holders of the Notes.

Notices under this Section 20 will be deemed given only when actually received.

SECTION 21. REPRODUCTION OF DOCUMENTS.

This Agreement, the Notes Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed,

(b) documents received by each Purchaser at the Closing (except the Notes themselves), and

(c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction (other than the Notes) shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 21 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 22. CONFIDENTIAL INFORMATION.

For the purposes of this Section 22, “Confidential Information” means Information delivered before or after the date of this Agreement to a Purchaser or holder of Notes, provided that such term does not include Information that (a) other than as a result of a disclosure by any Purchaser or any holder of Notes or, in either case, its employees or agents in violation of this Section 22, was publicly known, (b) other than as a result of a disclosure by any Purchaser or any holder of Notes or, in either case, its employees or agents in violation of this Section 22, is or becomes publicly known through no act or omission by such Purchaser or any holder of Notes or, in either case, any Person acting on such Purchaser’s or holder’s behalf, (c) other than as a result of a disclosure by any Purchaser or any holder of Notes or, in either case, its employees or agents in violation of this Section 22, otherwise becomes known to such Purchaser or holder of Notes other than through disclosure by the Company, any Subsidiary of the Company or their respective

Representatives and from a source which such Purchaser or holder of Notes reasonably believes is not subject to a prohibition against disclosing such Information, or (d) constitutes financial statements delivered to such Purchaser or holder of Notes under Section 9.1 that are otherwise publicly available. For the purposes of this Section 22, “Information” means information concerning the Company or its Subsidiaries, irrespective of its source or form of communication, furnished by or on behalf of the Company, any of its Subsidiaries or their respective Representatives, including notes, analyses, compilations, studies or other documents or records prepared by any Purchaser or holder of Notes, which contain or reflect or were generated from information supplied by or on behalf of the Company or its Subsidiaries. Each Purchaser and holder of Notes will, and will cause its Affiliates and their respective Representatives to, keep confidential any Confidential Information and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Notes and such Purchaser’s or such holder’s (as applicable) investment in the Company made pursuant to this Agreement (a “Permitted Purpose”); provided that such Purchaser or holder of Notes may deliver or disclose Confidential Information to (i) such Purchaser’s or holders’ Representatives (to the extent such disclosure reasonably relates to the Permitted Purpose) and provided that each such recipient shall be informed of the confidential nature of the Confidential Information and shall agree to keep the Confidential Information confidential, (ii) such Purchaser’s or holder’s outside accounting firm and law firm (to the extent such disclosure reasonably relates to the Permitted Purpose) and provided that each such recipient shall be informed of the terms of this Section 22 and of the confidential nature of the Confidential Information and shall agree to keep the Confidential Information confidential in accordance with this Section 22, (iii) any other Purchaser or holder of any Note, (iv) any Person to which such Purchaser or holder of Notes sells or offers to sell such Note or any part thereof or any participation therein (if such Person has entered into an agreement prior to its receipt of such Confidential Information agreeing to be bound by the provisions of this Section 22 and the Company is a third party beneficiary of such agreement), (v) any federal or state regulatory authority having jurisdiction over such Purchaser or holder of Notes, (vi) S&P, Moody’s, Fitch IBCA, Duff & Phelps or the National Association of Insurance Commissioners or any similar organization that requires access to information about such Purchaser’s or holder’s investment portfolio, (vii) any other Person to which such delivery or disclosure may be necessary or appropriate as requested or required by applicable Law, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances such Purchaser and holder, its Affiliates and its and their respective Representatives, as the case may be, shall, to the extent permitted by applicable Law, provide notice to the Company promptly so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure (in which case such Purchaser or holder of Notes shall use reasonable efforts to assist the Company in this respect), all at the Company’s sole cost and expense, (viii) in connection with any litigation involving this Agreement, the Warrants, the Notes Documents or the Notes or in connection with the enforcement or for the protection of the rights and remedies under such Purchaser’s or holder’s Notes, the Notes Documents and this Agreement to which such Purchaser or holder of Notes is a party or (ix) if an Event of Default has occurred and is continuing, to the extent such Purchaser or holder of Notes may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or holder’s Notes, the Notes Documents or this Agreement. Each purchaser of a Note or holder of Notes, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to this Agreement. Notwithstanding the foregoing, none of the Purchasers and none of their Representatives shall provide Confidential Information to Brookfield or its Affiliates, other than Non-Excluded Affiliates.

SECTION 23. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of such Purchaser’s Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall (a) be signed by both such Purchaser and such Purchaser’s Affiliate, (b) contain such Affiliate’s agreement to be bound by this Agreement and the Warrants, (c) contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 8, and (d) attach a fully executed U.S. tax compliance certificate in the applicable form attached hereto as Exhibit 2, if applicable. Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 23), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter desires to Transfer to such Purchaser Notes then held by such Affiliate, such Transfer shall comply with Section 15.2. For the avoidance of doubt, Oaktree Purchaser shall not have the right to substitute MassMutual as a purchaser of the Notes that Oaktree Purchaser has agreed to purchase hereunder.

SECTION 24. VOTING.

During the Standstill Period, (a) at each meeting of the stockholders of the Company and at every postponement or adjournment thereof, the Purchasers shall, and shall cause their Affiliates to, take such action as may be required so that all of the Voting Shares beneficially owned, directly or indirectly, by such Purchaser and its Affiliates and entitled to vote at such meeting of stockholders are voted (i) in favor of (x) each incumbent director as of the Closing nominated or recommended by the Board for election at any such meeting, and (y) each director (not described in clause (x)) nominated or recommended by the Board so long as such nomination or recommendation is approved by both of the Acres Board Members for election at any such meeting and (ii) in favor of any proposal by the Company relating to equity compensation that has been approved by the Board (which shall include the approval of both of the Acres Board Members); and (b) the Purchasers shall, and shall (to the extent necessary to comply with this Section 24) cause their Affiliates to, be present, in person or by proxy, at all meetings of the stockholders of the Company so that all Voting Shares beneficially owned by the Purchasers and their Affiliates may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 24 at such meetings (including at any adjournments or postponements thereof). Notwithstanding anything in the foregoing to the contrary, the provisions of this Section 24 shall not apply to MassMutual. Notwithstanding anything herein to the contrary, the Purchasers shall not be required at any time to exercise the Warrants to comply with this Section 24. The exercise of the Warrants shall be in the sole discretion of the Purchasers.

SECTION 25. STANDSTILL.

Section 25.1. Standstill Requirements. Each Purchaser (excluding MassMutual) agrees that during the Standstill Period, without the prior written approval of the Board, such Purchaser will not, directly or indirectly, and will cause its Non-Excluded Affiliates not to:

(a) acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, by purchase or otherwise, any equity securities or direct or indirect rights to acquire any equity securities of the Company or any of its Subsidiaries, any securities (other than the Convertible Notes) convertible into or exchangeable for any such equity securities, or any options or other derivative securities or contracts or instruments payment under which are determined with reference to the price of shares of Common Stock;

(b) make or in any way encourage or participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or seek to advise or influence any Person with respect to voting of, any voting equity securities of the Company or any of its Subsidiaries, or call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal for action by the Company’s stockholders, or seek election to or to place a representative on the Board or seek the removal of any director from the Board;

(c) make any public announcement with respect to, or offer, seek, propose or publicly indicate an interest in (in each case with or without conditions), any merger, consolidation, business combination, tender or exchange offer for the Company’s equity securities, recapitalization, reorganization or purchase of any material assets of the Company or its Subsidiaries, or any other extraordinary transaction involving the Company or any Subsidiary of the Company or any of their respective equity securities, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing;

(d) make a public announcement or disclosure in connection with seeking to influence management or the board of directors, or the policies of the Company or any of its Subsidiaries, except as may be required under applicable law (but such Purchaser and its Non-Excluded Affiliates shall not take any discretionary acts that would trigger such requirement);

(e) acquire, offer or seek to acquire, by purchase or otherwise, any debt securities of the Company or any of its Subsidiaries other than for non-control purposes;

(f) make any proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with any of the foregoing (except solely to MassMutual, its transferees or other holders of debt, only in connection with acquisitions or offers permitted by clause (e));

(g) advise, assist, encourage or direct any Person to do, or to advise, assist, encourage or direct any other Person to do, any of the foregoing (except solely MassMutual, its transferees or other holders of debt, only in connection with acquisitions or offers permitted by clause (e));

(h) take any action that would or would reasonably be expected to require the Company to make a public announcement regarding the possibility of a transaction or any of the events described in this Section;

(i) enter into any discussions, negotiations, communications, arrangements or understandings with any third party (including security holders of the Company (but excluding MassMutual, its transferees or other holders of debt, solely in connection with acquisitions or offers permitted by clause (e))) with respect to any of the foregoing, including forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any third party with respect to the Company or any of its Subsidiaries or any securities of the Company or of any of its Subsidiaries or otherwise in connection with any of the foregoing;

(j) publicly request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section; or

(k) contest the validity of this Section or make, initiate, take or participate in any action, claim or proceeding (legal or otherwise), demand or proposal to amend, waive or terminate any provision of this Section.

Section 25.2. Exceptions to Standstill. Notwithstanding anything to the contrary set forth in Section 25.1, nothing in Section 25.1 will restrict, and any Purchaser and its Non-Excluded Affiliates shall not have any liability under Section 25.1 relating to, (1) the acquisition of Additional Notes and Additional Warrants pursuant to the terms of this Agreement, (2) the acquisition of shares of Common Stock pursuant to any exercise of the Warrants in accordance with their terms, (3) the acquisition of shares of Common Stock pursuant to the conversion of the Convertible Notes held by such Purchaser and its Affiliates on the date of this Agreement in accordance with their terms (but subject to the ownership restrictions set forth in the Company’s charter) or the enforcement of any rights or remedies under the Convertible Notes instruments, (4) the ability to vote (subject to Section 24) or Transfer (subject to Section 15.2(b)) any shares of Common Stock, (5) the making and submitting (on a strictly private basis) to the Board of any proposal that is intended to be made and submitted on a non-publicly disclosed or announced basis (and would not reasonably be expected to require public disclosure by any Person), (6) the receipt of any dividends, similar distributions or interest with respect to any securities of the Company held by such Purchaser (including PIK Interest (as defined in the Notes)), (7) the enforcement of such Purchaser’s rights and remedies under this Agreement, including in connection with an Event of Default, and (8) the activities of the Company’s external manager and such Purchaser’s interest as an equity investor in such external manager and having and exercising various governance rights relating to the external manager.

Section 25.3. REIT Items.

(a) Oaktree Purchaser represents to the Company that Oaktree and its Non-Excluded Affiliates Beneficially Own or Constructively Own, as of the date hereof and as may be amended from time to time, $74,533,000 of Convertible Notes (the “Oaktree Owned Convertible Notes”) and no shares of Common Stock (other than shares of Common Stock issuable upon conversion of Convertible Notes (the “Underlying Oaktree Owned Convertible Notes Shares”)).

(b) Beginning on the date hereof and during any period that Oaktree and its Non-Excluded Affiliates Beneficially Own or Constructively Own Capital Stock of the Company, directly or through the exercise or conversion of securities convertible into Capital Stock of the Company, in excess of the Stock Ownership Limit, Oaktree Purchaser represents and covenants as follows:

(1) No Person who is treated as an individual under Section 542(a)(2) of the Code (determined after taking into account Section 856(h) of the Code) Beneficially Owns, or in the future will Beneficially Own, as a result of Oaktree and its Non-Excluded Affiliates’ ownership of the Company’s Capital Stock, stock in excess of the Stock Ownership Limit. For purposes of the representation in this clause (1), “Beneficially Owns” means ownership, either directly or constructively, through the application of Section 544 of the Code as modified by Section 856(h)(1)(B) of the Code.

(2) Oaktree Purchaser shall, and shall cause its Non-Excluded Affiliates to, take such further reasonable steps to cooperate with the Company by way of providing additional factual information relevant to Oaktree’s and its Non-Excluded Affiliates’ investments in the Company, as may be reasonably requested by the Company, such that the Company satisfies the requirements for qualification as a REIT under the Code.

(c) Based on the representations, covenants and agreements set forth in this Section 25.3, the Company agrees, and the Board has granted an exemption in accordance with Article VI of the Articles, that, notwithstanding Oaktree’s and its Non-Excluded Affiliates’ Beneficial Ownership or Constructive Ownership of the Oaktree Owned Convertible Notes and the Underlying Oaktree Owned Convertible Notes Shares, Oaktree Purchaser shall not be precluded by Article VI of the Articles from acquiring and owning the Warrants or the Warrant Shares (as defined in the Warrants) to be acquired by Oaktree Purchaser hereunder. Notwithstanding the foregoing, Oaktree and its Non-Excluded Affiliates shall be precluded by Article VI of the Articles from converting any Oaktree Owned Convertible Notes into shares of Common Stock, to the extent that upon such conversion, the number of shares of Common Stock Beneficially Owned or Constructively Owned by Oaktree Purchaser and its Non-Excluded Affiliates (including any Warrants and Warrant Shares (as defined in the Warrants)) would be in excess of the Stock Ownership Limit.

(d) Capitalized terms used in this Section 25.3 but not defined in this Section 25.3 have the meanings ascribed to such terms in the Company’s Amended and Restated Articles of Incorporation (as amended from time to time, the “Articles”).

SECTION 26. MISCELLANEOUS.

Section 26.1. Successors and Assigns. All covenants and other agreements contained in this Agreement, the Notes Documents or the Notes by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not.

Section 26.2. Payments Due on Non-Business Days. Anything in this Agreement, the Notes Documents or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the Maturity Date is a date other than a Business Day, the payment otherwise due on the Maturity Date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 26.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 26.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 26.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

Section 26.6. Legal Rate of Interest. Regardless of any provision contained in this Agreement, the rate of interest borne by the Notes shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged or received under any applicable law; any interest in excess of that maximum amount shall be credited on the principal of the Notes of the applicable series or, if that has been paid, refunded to the Company. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the Notes of the applicable series or, if the principal of the Notes of such series has been paid, refunded to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount of nonusurious interest, the Company and holders of the Notes shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term of the Notes of the applicable series.

Section 26.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State or any other jurisdiction that would require the application of the laws of a jurisdiction other than such State.

Section 26.8. Venue. Any legal action or proceeding arising under this Agreement, the Notes Documents, the Warrants or the Notes in any way connected or related or incidental to the dealings of the parties hereto or any of them with respect to this Agreement, the Warrants, the Notes Documents or the Notes, or the transactions related thereto, in each case whether now existing or hereafter arising, shall be brought in the courts of the State of New York sitting in the Borough of Manhattan or of the United States District Court for the Southern District of New York (provided that if none of such courts can and will exercise such jurisdiction, such exclusivity shall not apply), and by execution and delivery of this Agreement, the Company, each Subsidiary of the Company, each Purchaser and each holder of Notes consents, for itself and in respect of its property, to the exclusive jurisdiction of those courts. The Company, each Subsidiary of the Company, each Purchaser and each holder of Notes irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement, the Warrants, the Notes or the Notes or any other document related thereto. Nothing in this Agreement, the Warrants, the Notes Documents or any other Notes shall affect any right that the Company, any Purchaser or any holder of Notes may otherwise have to bring any action or proceeding relating to this Agreement, the Warrants, the Notes Documents or the Notes in the courts of any jurisdiction (i) for purposes of enforcing a judgment or (ii) in connection with any pending bankruptcy, insolvency or similar proceeding in such jurisdiction.

Section 26.9. Interpretation.

(a) All article, section, subsection, annex, schedule and exhibit references used in this Agreement are to articles, sections and subsections of, and annexes, schedules and exhibits to, this Agreement unless otherwise specified. The annexes, exhibits and schedules attached to this Agreement constitute a part of this Agreement and are incorporated in this Agreement for all purposes.

(b) If a term is defined as one part of speech (such as a noun), it has a corresponding meaning when used as another part of speech (such as a verb). The word “or” is not exclusive. Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa. The words “include,” “includes” or “including” mean “including without limitation,” and the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole and not any particular section or article in which such words appear. The words “shall” and “will” have the same meaning. The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(c) References to a contract, agreement or other document include references to such contract, agreement or document as amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof and include any annexes, exhibits and schedules attached thereto.

(d) References to any Person include references to such Person’s successors and permitted assigns.

(e) Whenever this Agreement refers to a number of days, such number refers to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(f) Headings of the articles and sections of this Agreement and the table of contents, schedules, annexes and exhibits are for convenience of the Parties only and shall be given no substantive or interpretative effect whatsoever.

(g) An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(h) All monetary figures shall be in United States dollars unless otherwise specified.

Section 26.10. Specific Performance. Solely with respect to Section 11.6, Section 15.2, Section 22, Section 24, and Section 25 (the “Specified Sections”), the parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of the Specified Sections in accordance with their specified terms or otherwise breach such provisions. Accordingly the parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches (or threatened breaches) of the Specified Sections and to enforce specifically the terms and provisions of the Specified Sections in the courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and this right of specific performance is an integral part of the transactions contemplated hereby and without that right, the parties would not have entered into this Agreement. Solely with respect to the Specified Sections, the parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party shall not be required to provide any bond or other security in connection with its pursuit of an injunction or injunctions to prevent breaches of the Specified Sections and to enforce specifically such terms and provisions.

Section 26.11. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto; provided that (a) any Purchaser may assign its rights, interests and obligations under this Agreement, in whole or in part, as contemplated by Section 15.2(a) and Section 23, and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 26.12. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE WARRANTS, THE NOTES DOCUMENTS, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*****

The execution hereof by the Purchasers and the Company shall constitute a contract among the Purchasers and the Company for the uses and purposes hereinabove set forth.

Very truly yours, EXANTAS CAPITAL CORP.

By:	/s/ Matt Stern
Name: Matt Stern
Title: President

Note Purchase Agreement

Accepted and agreed as of the date first written above:

OCM XAN HOLDINGS PT, LLC

By:	Oaktree Fund AIF Series (Cayman), LP – Series G
its Manager
By:	Oaktree AIF (Cayman) GP Ltd.
its General Partner
By	Oaktree Capital Management, L.P.
its Director

By:	/s/ Brain Laibow
	Name:	Brain Laibow
	Title:	Managing Director

By:	/s/ Jordan Mikes
	Name:	Jordan Mikes
	Title:	Senior Vice President

By:	Oaktree Fund AIF Series, L.P. – Series N
its Manager
By:	Oaktree Fund GP AIF, LLC
its General Partner
By	Oaktree Fund GP III, L.P.
its Managing Member

By:	/s/ Brain Laibow
	Name:	Brain Laibow
	Title:	Authorized Signatory

By:	/s/ Jordan Mikes
	Name:	Jordan Mikes
	Title:	Authorized Signatory

[Signature Page to Note and Warrant Purchase Agreement]

Accepted and agreed as of the date first written above:

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY

By:	/s/ Andrew C. Dickey
Name: Andrew C. Dickey
Title: Head of Alternative and Private Equity

[Signature Page to Note and Warrant Purchase Agreement]

ANNEX A

PURCHASER COMMITMENTS

INITIAL NOTES

Purchaser	Percentage Commitment	Initial Purchase Amount	Initial Warrant Purchase
OCM XAN Holdings PT, LLC	84.00%	$42,000,000.00	1,176,000
Massachusetts Mutual Life Insurance Company	16.00%	$8,000,000.00	224,000

Total	100.00%	$50,000,000.00	1,400,000

ADDITIONAL NOTES

Purchaser	Percentage Commitment	Additional Purchase Amount	Additional Warrant Purchase
OCM XAN Holdings PT, LLC	84.00%	$63,000,000.00	1,764,000
Massachusetts Mutual Life Insurance Company	16.00%	$12,000,000.00	336,000

Total	100.00%	$75,000,000.00	2,100,000

ANNEX B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“5% Beneficial Ownership Requirement” means, as of the applicable time of determination, that Oaktree Purchaser and its Non-Excluded Affiliates continue to beneficially own Warrants and/or shares of Common Stock that represent, in the aggregate and on an as-exercised basis, at least 5% of the shares of Common Stock then outstanding; provided that the Convertible Notes and any shares of Common Stock underlying such notes shall not be included for the purposes of calculating such beneficial ownership.

“Acres Board Members” means the directors of the Board affiliated with Acres Capital Corp.

“Activist Investor” means, as of any date of determination, a Person that has, directly or indirectly through its Affiliates, whether individually or as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), within the two-year period immediately preceding such date of determination (i) called or publicly sought to call a meeting of the stockholders or other equityholders of any Person (that has common stock registered under the Securities Exchange Act of 1934, as amended) not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (ii) publicly initiated any proposal for action by stockholders or other equityholders of any Person (that has common stock registered under the Securities Exchange Act of 1934, as amended) initially publicly opposed by the board of directors or similar governing body of such Person, (iii) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a Person (that has common stock registered under the Securities Exchange Act of 1934, as amended), or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case which election or removal was not recommended or approved publicly (at the time such election or removal is first sought) by the board of directors or governing body of such Person or (iv) publicly disclosed any intention, plan or arrangement to do any of the foregoing.

“Additional Notes Notice” is defined in Section 2.1.

“Additional Warrants” is defined in Section 1.2.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Note and Warrant Purchase Agreement, as from time to time amended, supplemented or otherwise modified.

“Anti-Corruption Laws” is defined in Section 7.14(d)(1).

“Anti-Money Laundering Laws” is defined in Section 7.14(c).

“Board” means the board of directors of the Company.

“Board Observer” is defined in Section 11.6(a).

“Board Observer Fall-Away ” means the first day on which Oaktree Purchaser and its Non-Excluded Affiliates (a) fail to own at least $25 million of Notes, and (b) fail to satisfy the 5% Beneficial Ownership Requirement.

“Blocked Person” is defined in Section 7.14(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Called Principal” is defined in Section 10.6.

“ Capitalized Lease ” means any lease the obligation for rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP. Notwithstanding anything herein to the contrary, it is understood and agreed that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on January 1, 2017 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Leases) for purposes of this Agreement regardless of any change in GAAP following such date that would otherwise require such obligations to be recharacterized as Capitalized Leases.

“Cash Equivalents” means:

(a) U.S. dollars, Canadian dollars, euros, pounds sterling, any national currency of any participating member state in the European Union or local currencies held from time to time in the ordinary course of business;

(b) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member state of the European Union or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

(c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances with maturities of one year or less from the date of acquisition, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000;

(d) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least “A” or the equivalent thereof by S&P or Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(e) repurchase obligations for underlying securities of the types described in clauses (b), (c) and (d) of this definition entered into with any financial institution meeting the qualifications specified in clause (c) of this definition;

(f) commercial paper rated P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within one year after the date of acquisition;

(g) investments with average maturities of one year or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(h) investments in investment companies or money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (a) through

(g) of this definition.

“Change in Control” is defined in Section 10.1.

“CISADA” is defined in Section 7.14(a).

“CLO” means a collateralized loan obligation vehicle or similar debt securitization vehicle or entity.

“Closing” is defined in Section 4.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Common Stock” is defined in Section 1.2.

“Company” has the meaning set forth in the introductory paragraph hereto.

“Confidential Information” is defined in Section 20.

“Consolidated Net Worth” means the total amount of shareholders’ equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors” shall mean, with respect to any Person, the directors (or equivalent Person) of such Person on the date of the Initial Closing and each other director (or equivalent Person) if such director’s (or equivalent Person’s) nomination for election to the board of directors (or equivalent governing body) of such Person is recommended or approved, or such director was nominated or otherwise approved, by a majority of the then Continuing Directors.

“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Convertible Notes” means $143,750,000 in aggregate principal amount of the Company’s 4.50% convertible senior notes due 2022 issued pursuant to the Convertible Notes Indenture.

“Convertible Notes Indenture” means the indenture among the Company, as issuer, and Wells Fargo Bank, National Association, as trustee pursuant to which the Convertible Notes are issued, as such indenture may be amended, modified, amended and restated or supplemented from time to time.

“Core Earnings” has the meaning set forth in the management agreement with the Company’s external advisor.

“Debt” means, with respect to any Person, without duplication,

(a) its liabilities for borrowed money;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capitalized Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all non-contingent liabilities in respect of reimbursement agreements or similar agreements in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) its obligations in respect of Disqualified Stock; and

(g) any Guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Notwithstanding anything herein to the contrary, any preferred equity (other than Disqualified Stock) shall not constitute Debt.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to the Notes, that rate of interest that is 2.00% per annum above the rate of interest otherwise applicable to the Notes.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable (other than for Equity Interests that are not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of such Equity Interest, in whole or in part, on or prior to the date that is 91 days after the Maturity Date. Notwithstanding the preceding sentence, any Equity Interest will not constitute Disqualified Stock solely because the holders of the Equity Interest have the right to require the Company or a Subsidiary thereof to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Company and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Effect ” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(c) of the Code.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination. For the avoidance of doubt, unless otherwise expressly specified, Equity Interest with respect to any Person shall mean the direct Equity Interest of such Person.

“Event of Default” is defined in Section 13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“Filed SEC Documents” means any report, schedule, form, statement or other document (including exhibits and other information incorporated by reference therein) filed by the Company with, or publicly furnished by the Company to, the SEC after December 31, 2019 and prior to the date hereof.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of:

(i) the United States of America, Canada or any State or Province or other political subdivision thereof, or

(ii) any jurisdiction in which the Company or any of its Subsidiaries conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any of its Subsidiaries, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” means, with respect to any Person, any obligation (except the endorsement of negotiable instruments for deposit or collection in the ordinary course of business) of such Person guaranteeing or in effect guaranteeing any Debt of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or any property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Debt or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt, (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt of the ability of any other Person to make payment of the Debt, or (d) otherwise to assure the owner of the Debt against loss in respect thereof. In any computation of the Debt of the obligor under any Guarantee, the Debt that is the subject of such Guarantee shall be assumed to be direct obligations of such obligor to the extent guaranteed pursuant thereto.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant or words of similar meaning or effect under any Environmental Law.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 15.1.

“Information” is defined in Section 22.

“Investment” means any transaction pursuant to which any Person makes any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, consultants, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of capital stock, Debt or other similar instruments issued by, any other Person.

“Initial Warrants” is defined in Section 1.2.

“Law” means any federal, state, local or foreign law, statute, ordinance, code, rule or regulation or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether the interest is based on common law, statute or contract (including any security interest, lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes) which in each case secures a monetary obligation owed to such Person. The term “ Lien” shall not include minor reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other minor title exceptions affecting property, provided that they do not constitute security for a monetary obligation. For the purposes of this Agreement, the Company or a Subsidiary of the Company shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, a Capitalized Lease or other arrangement constituting Debt pursuant to which title to the property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed to be a Lien.

“Make-Whole Amount” is defined in Section 10.6.

“Manager Board Members” means the Acres Board Members and directors of the Board affiliated with any successor or replacement of Acres Capital Corp. as the external manager of the Company.

“MassMutual” means Massachusetts Mutual Life Insurance Company and its Controlled Affiliates.

“ Material” means material in relation to the business, operations, financial condition, assets or properties of the Company and its Subsidiaries, taken as a whole.

“Material Adverse Effect” means any Effect that has a material adverse effect on the business, operations, financial condition, assets or properties of the Company and its Subsidiaries, taken as a whole; provided, however, that no Effect to the extent resulting or arising from the following shall be deemed to constitute a Material Adverse Effect or shall be taken into account when determining whether a Material Adverse Effect exists or has occurred: (i) the announcement of the transactions contemplated by this Agreement or the satisfaction of the obligations set forth herein, (ii) the general deterioration in the industry in which the Company and its Subsidiaries operate, (iii) the general deterioration in the economy, credit or financial or capital markets in the United States, including changes in interest or exchange rates, (iv) any change or decline in market price or change in trading volume, of the capital stock of the Company, or (v) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or any epidemic, pandemic or other similar outbreak (including the COVID-19 virus); except, in each case with respect to clauses (ii), (iii) or (v), to the extent that such Effect disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similar situated companies in the industry in which the Company and its Subsidiaries operate.

“Maturity Date” means July 31, 2027.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Non-Excluded Affiliates” means all Affiliates of any Purchaser, other than Brookfield Asset Management Inc. together with its managed funds and accounts and affiliated holding companies (“Brookfield”) and its Affiliates. For the purposes of this definition, Oaktree Capital Group, LLC and its Controlled Affiliates shall not be deemed Affiliates of Brookfield.

“Notes” is defined in Section 1.

“Notes Documents” means this Agreement, any Note, any other agreement required to be entered into pursuant to the terms of this Agreement or any Note and any other document or instrument designated by the Company and the Purchasers as a “Notes Document.”

“ Oaktree” means Oaktree Capital Management, L.P. and its managed funds and accounts together with special purpose holding vehicles owned by such funds and accounts.

“Oaktree Designee” means an individual designated in writing by Oaktree for appointment as a non-voting observer pursuant to Section 11.6.

“Oaktree Purchaser” means OCM XAN Holdings PT, LLC.

“ Obligations” means all unpaid principal of, accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, all Make-Whole Amounts, if any, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Company to the holders of Notes or any indemnified party arising under this Agreement, the Notes or the Notes Documents in respect of the Notes, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” is defined in Section 7.14(a).

“OFAC Listed Person” is defined in Section 7.14(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” of any Person means a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the stock of a Person.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Acquisition” means the purchase or acquisition (whether in one or a series of related transactions) by any Person of (a) more than 50% of the equity interests with ordinary voting power of another Person or (b) all or substantially all of the Property of another Person or division or line of business or business unit of another Person, whether or not involving a merger or consolidation with such Person; provided that (i) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result from such acquisition or purchase, (ii) the aggregate amount of the consideration (or, in the case of consideration consisting of assets, the fair market value of the assets) paid by the Company and its Subsidiaries shall not exceed $25,000,000 on a cumulative basis for all such acquisitions or purchases since the date of the Initial Closing, (iii) such acquisition or purchase is consummated on a non-hostile basis, and (iv) such acquisition or purchase will not result in a default of Section 12.5.

“Permitted Refinancing” shall mean any Debt (the “refinancing Indebtedness”) issued in exchange for, or the net proceeds of which are used to refinance, renew, replace, defease, discharge or refund, other Debt (the “refinanced Indebtedness”); provided that: (a) the principal amount of such refinancing Indebtedness does not exceed the principal amount of the refinanced Indebtedness (plus all accrued interest thereon and the amount of all out-of-pocket fees, expenses and premiums incurred in connection with such exchange, refinancing, renewal, replacement, defeasance, discharge or refunding); (b) such refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and, in the case of non-revolving credit Indebtedness, has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the refinanced Indebtedness (determined without giving effect to prior payments that reduced amortization of the refinanced Indebtedness); (c) no Person, other than the obligors of the refinanced Indebtedness, shall be an obligor in respect of such refinancing Indebtedness; (d) if the refinanced Indebtedness is subordinated in right of payment or unsecured, the refinancing Indebtedness shall be subordinated in right of payment or unsecured, as applicable, on terms at least as favorable to the Purchasers as those contained in the documentation governing the refinanced Indebtedness; and (e) if such refinanced Indebtedness is secured, the refinancing Indebtedness with respect thereto may only be secured if and to the extent secured by the same assets (and improvements affixed thereto) that secured such refinanced Indebtedness.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title IV of ERISA or section 430 of the Code, that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Purchaser” means each of the Purchasers of Notes identified in the signature pages to the Agreement.

“REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code.

“Remaining Additional Notes Amount” means $75,000,000 less the aggregate principal amount of Additional Notes that have been issued under this Agreement at any time.

“REO Property” means a real property acquired by the Company or any of its Subsidiaries through foreclosure, acceptance of a deed-in-lieu of foreclosure, short sale, or otherwise in connection with collection efforts with respect to the same.

“Reportable Event” shall have the same meaning as in Section 4043(c) of ERISA.

“Representative” means the directors, officers, employees, agents (including financial and legal advisors) and other advisors and representatives of a Person.

“Required Holders” means, at any time, the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer of the Company and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Schedule 13 Filer” means a Person which, as of the Business Day immediately preceding a Transfer of Warrants or Voting Shares, has reported a beneficial ownership of more than 5% of the shares of Common Stock then outstanding on Schedule 13G or Schedule 13D under the Exchange Act (or any comparable or successor report) as of the date of such Person’s most recent such report or amendment thereto, and any Person actually known by the transferor to be an Affiliate of such first Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Financial Officer” means, with respect to any Person, the chief financial officer, the chief executive officer, principal accounting officer, treasurer, assistant treasurer or financial controller of such Person.

“Significant Subsidiary” means, at any particular time, any Subsidiary of the Company (or such Subsidiary and its subsidiaries taken together) that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Solvent” means, with respect to any Person, that as of the date of determination, both (i) (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business or with respect to any transaction contemplated to be undertaken after the date of determination; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and other applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

“Standstill Period” means the period beginning on the date of the Initial Closing and ending on the latest of (i) the second (2nd) anniversary of the date of the Initial Closing, (ii) the first (1st) anniversary of the date of the last to occur Subsequent Closing, and (iii) the date of the Board Observer Fall-Away (or the date Oaktree has otherwise irrevocably waived in a writing delivered to the Company its rights under Section 11.6).

“Subordinated Debt” means unsecured Debt of the Company; provided that (a) such Debt does not mature or require any scheduled payments of principal prior to one hundred eighty (180) days after the Maturity Date, (b) such Debt bears no greater than a market interest rate (which shall be payable solely in-kind and not in cash) as of the time of its issuance or incurrence, (c) no indenture or other agreement governing such Debt contains (i) financial maintenance covenants or (ii) covenants or events of default that are more restrictive on the Company or any of its Subsidiaries than those contained in this Agreement, (d) after giving effect to the issuance or incurrence of such Debt on a pro forma basis, the Company shall be in compliance with all covenants set forth in this Agreement, (e) the payment of such Debt is subordinated to the Obligations to the written satisfaction of the Required Holders (as determined in their sole discretion), (f) there is no scheduled amortization with respect to such Debt and (g) such Debt does not benefit from a guarantee from any other Person.

“Subsequent Closing” is defined in Section 3.

“Subsequent Purchase Date” is defined in Section 2.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer (by the operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of law or otherwise), of any interest in any securities beneficially owned by such Person; provided that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include the transfer (other than by a Purchaser or an Affiliate of a Purchaser) of any limited partnership interests or other equity interests in a Purchaser (or any direct or indirect parent entity of such Purchaser) (provided that if any transferor or transferee referred to in this proviso ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”). Notwithstanding the foregoing, a Transfer shall not include the transfer of equity interests of (i) Oaktree Capital Group, LLC or any ultimate parent or Controlled Affiliate thereof that serves as a manager, managing member or general partner of any its managed funds or accounts or special purpose holding vehicles owned by such funds and accounts, (ii) any ultimate parent of MassMutual or (iii) with respect to any subsequent transferees of the Persons described in clauses (i) and (ii) (and any subsequent transferees thereof), any (x) ultimate parent entity thereof or (y) any Controlled Affiliate thereof that serves as a manager, managing member or general partner of any funds or accounts that own any Notes.

“UCC” means the Uniform Commercial Code as in effect in the applicable state of jurisdiction.

“U.S. Economic Sanctions” is defined in Section 7.14(a).

“ USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Voting Shares” means shares of Common Stock that were issued upon exercise of any of the Warrants (but, for the avoidance of doubt, no other shares of Common Stock).

“Warehouse Lines” means lines of credit, repurchase agreements and Debt secured by commercial real estate mortgage loans and other commercial real estate-related debt investments (including any instrument evidencing the same and any instrument, security or other asset acquired through collection efforts with respect to the same), Equity Interests issued by the borrower or seller party thereto, and all files, documents, agreements, real estate, collections and other related rights and assets.

“Warrants” is defined in Section 1.2.

EXHIBIT 1

FORM OF NOTE

EXANTAS CAPITAL CORP.

12.00% Senior Notes due July 31, 2027

No. [ _________ ]	[ _____________ ]
$[ ___________ ]

FOR VALUE RECEIVED, the undersigned, Exantas Capital Corp. (herein called the “Company”), a corporation organized and existing under the laws of Maryland, hereby promises to pay to [______________________], or registered assigns, the principal sum of [__________] DOLLARS on July 31, 2027 (the “Maturity Date”). Interest (computed on the basis of a 365 or 366-day year) shall accrue on the unpaid principal balance hereof at the rate of 12.00% per annum from the date hereof until the principal hereof shall have been paid in full, with such interest payable semi -annually on the last Business Day of each January and July (the “Interest Payment Date”) in each year, commencing January 29, 2021, and on the Maturity Date. On each Interest Payment Date (other than the Maturity Date), the Company shall pay interest for such interest period on a portion of the unpaid principal balance hereof by (i) capitalizing an amount equal to the product of (x) 3.25%, multiplied by (y) the quotient obtained by dividing (A) the number days in such interest period by (B) the number of days in such calendar year multiplied by (z) the unpaid principal balance hereof (the “PIK Interest”) on such Interest Payment Date and adding it to (and thereby increasing) the outstanding principal amount of this Note and (ii) paying interest for such interest period on a portion of the unpaid principal balance hereof in cash on such Interest Payment Date in an amount equal to the product of (x) a percentage equal to 8.75% multiplied by (y) the quotient obtained by dividing (A) the number days in such interest period by (B) the number of days in such calendar year multiplied by (z) the unpaid principal balance hereof; provided, however, by written notice to such holder of the Note at least five (5) Business Days in advance of the Interest Payment Date, the Company may elect to (a) (i) pay interest for such interest period on a portion of the unpaid principal balance hereof by capitalizing an amount equal to the product of (x) a percentage less than 3.25%, to be identified by the Company in such notice (“PIK Optional Paid Percentage”) multiplied by (y) the quotient obtained by dividing (A) the number days in such interest period by (B) the number of days in such calendar year multiplied by (z) the unpaid principal balance hereof (the “PIK Optional Interest”) on such Interest Payment Date and adding it to (and thereby increasing) the outstanding principal amount of this Note and (ii) pay interest for such interest period on a portion of the unpaid principal balance hereof in cash on such Interest Payment Date in an amount equal to the product of (x) a percentage equal to 12.00% minus the PIK Optional Paid Percentage for such Interest Payment Date multiplied by (y) the quotient obtained by dividing (A) the number days in such interest period by (B) the number of days in such calendar year multiplied by (z) the unpaid principal balance hereof; or (b) pay the full amount of interest for such interest period on the unpaid principal balance hereof in cash to the holder of the Note. Following an increase in the principal amount of this Note as a result of PIK Interest or PIK Optional Interest, this Note shall bear interest on such increased principal amount from and after the date of such increase. On the Maturity Date, all interest on this Note shall be paid solely in cash.

At any time when an Event of Default has occurred and is continuing, all amounts outstanding under the Notes shall bear interest at a rate per annum equal to the Default Rate, with such additional amounts required to be paid in cash on each Interest Payment Date. Interest on any overdue amounts shall be payable on demand.

Payments of principal of, interest on and any Make-Whole Amount owing pursuant to the Note and Warrant Purchase Agreement shall be made in lawful money of the United States of America on the terms set forth in Section 16 of the Note and Warrant Purchase Agreement.

This Note is one of the Notes (herein called the “Notes”) issued pursuant to the Note and Warrant Purchase Agreement, dated as of July 31, 2020 (as from time to time amended, the “Note and Warrant Purchase Agreement”), among the Company and the Purchasers signatory thereto and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 22 of the Note and Warrant Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Note and Warrant Purchase Agreement.

This Note is a registered Note and, as provided in the Note and Warrant Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms (including with respect to the required payment of any applicable Make-Whole Amount) specified in the Note and Warrant Purchase Agreement, but not otherwise.

If a Change in Control has occurred or an Event of Default occurs and the Obligations are accelerated pursuant to Section 14.1 of the Note and Warrant Purchase Agreement, the principal of this Note shall become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Warrant Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such State.

Exantas Capital Corp.

By
Name:
Title:

EXHIBIT 2

TAX MATTERS

SECTION 1.01. Taxes.

(a) Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of a Note Party under any Notes Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by a Note Party, then such Note Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Note Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable holder receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by Issuer. The Note Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the applicable holder timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Issuer. The Note Parties shall jointly and severally indemnify each holder, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such holder or required to be withheld or deducted from a payment to such holder and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Note Party by a holder, shall be conclusive absent manifest error.

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by a Note Party to a Governmental Authority pursuant to this Section, such Note Party shall deliver to the applicable holder the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such applicable holder.

(f) Status of Holders. (i) Any holder that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Notes Document shall deliver to the Issuer, at the time or times reasonably requested by the Issuer, such properly completed and executed documentation reasonably requested by the Issuer as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any holder, if reasonably requested by the Issuer, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Issuer as will enable the Issuer to determine whether or not such holder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the holder’s reasonable judgment such completion, execution or submission would subject such holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such holder.

(ii) Without limiting the generality of the foregoing,

(A) any holder that is a U.S. Person shall deliver to the Issuer on or about the date on which such holder becomes a holder under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer), executed copies of IRS Form W-9 certifying that such holder is exempt from U.S. federal backup withholding tax;

(B) any foreign holder shall, to the extent it is legally entitled to do so, deliver to the Issuer (in such number of copies as shall be requested by the recipient) on or about the date on which such foreign holder becomes a holder under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer, whichever of the following is applicable:

(1) in the case of a foreign holder claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Notes Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Notes Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a foreign holder claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2A to the effect that such foreign holder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a foreign holder is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2B or Exhibit 2C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the foreign holder is a partnership and one or more direct or indirect partners of such foreign holder are claiming the portfolio interest exemption, such foreign holder may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2D on behalf of each such direct and indirect partner;

(C) any foreign holder shall, to the extent it is legally entitled to do so, deliver to the Issuer on or about the date on which such foreign holder becomes a holder under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Issuer r to determine the withholding or deduction required to be made; and

(D) if a payment made to a holder under any Notes Document would be subject to U.S. federal withholding Tax imposed by FATCA if such holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such holder shall deliver to the Issuer at the time or times prescribed by law and at such time or times reasonably requested by the Issuer such documentation prescribed by Applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuer as may be necessary for the Issuer to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Issuer in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section shall survive any assignment of rights by, or the replacement of, a holder and the repayment, satisfaction or discharge of all obligations under any Notes Document.

SECTION 1.02. Definitions.

As used in this Exhibit, the following terms have the following meanings:

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a holder or required to be withheld or deducted from a payment to a holder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such holder being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a holder, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such holder with respect to an applicable interest in a Note pursuant to a law in effect on the date on which (i) such holder acquires such interest in the Note or (ii) such holder changes its lending office, except in each case to the extent that, pursuant to Section 1.01 of this Exhibit, amounts with respect to such Taxes were payable either to such holder’s assignor immediately before such holder became a party hereto or to such holder immediately before it changed its lending office, (c) Taxes attributable to such holder’s failure to comply with Section 1.01(g) of this Exhibit and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Issuer under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“IRS” means the United States Internal Revenue Service.

“Note Party” means the Company.

“Other Connection Taxes” means, with respect to any holder, Taxes imposed as a result of a present or former connection between such holder and the jurisdiction imposing such Tax (other than connections arising from such holder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Notes Document, or sold or assigned an interest in any Note or Notes Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Notes Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

EXHIBIT 2A

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Holders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note and Warrant Purchase Agreement dated as of July 31, 2020 (as amended, supplemented or otherwise modified from time to time, the “Note and Warrant Purchase Agreement”), among Exantas Capital Corp., a corporation organized under the laws of Maryland and the Purchasers signatory thereto.

Pursuant to the provisions of Section 1.01 of Exhibit 2 of the Note and Warrant Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Notes in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Issuer with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W -8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Issuer, and (2) the undersigned shall have at all times furnished the Issuer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Note and Warrant Purchase Agreement and used herein shall have the meanings given to them in the Note and Warrant Purchase Agreement.

[NAME OF HOLDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT 2B

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note and Warrant Purchase Agreement dated as of July 31, 2020 (as amended, supplemented or otherwise modified from time to time, the “Note and Warrant Purchase Agreement”), among Exantas Capital Corp., a corporation organized under the laws of Maryland and the Purchasers signatory thereto.

Pursuant to the provisions of Section 1.01 of Exhibit 2 of the Note and Warrant Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating holder with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W -8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such holder in writing, and (2) the undersigned shall have at all times furnished such holder with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note and Warrant Purchase Agreement and used herein shall have the meanings given to them in the Note and Warrant Purchase Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT 2C

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note and Warrant Purchase Agreement dated as of July 31, 2020 (as amended, supplemented or otherwise modified from time to time, the “Note and Warrant Purchase Agreement”), among Exantas Capital Corp., a corporation organized under the laws of Maryland and the Purchasers signatory thereto.

Pursuant to the provisions of Section 1.01 of Exhibit 2 of the Note and Warrant Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating holder with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W- 8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such holder and (2) the undersigned shall have at all times furnished such holder with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note and Warrant Purchase Agreement and used herein shall have the meanings given to them in the Note and Warrant Purchase Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT 2D

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Holders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note and Warrant Purchase Agreement dated as of July 31, 2020 (as amended, supplemented or otherwise modified from time to time, the “Note and Warrant Purchase Agreement”), among Exantas Capital Corp., a corporation organized under the laws of Maryland and the Purchasers signatory thereto.

Pursuant to the provisions of Section 1.01 of Exhibit 2 of the Note and Warrant Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Notes in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Notes, (iii) with respect to the extension of credit pursuant to this Note and Warrant Purchase Agreement or any other Notes Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Issuer with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Issuer, and (2) the undersigned shall have at all times furnished the Issuer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note and Warrant Purchase Agreement and used herein shall have the meanings given to them in the Note and Warrant Purchase Agreement.

[NAME OF HOLDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT 3

FORM OF WARRANT

[See attached]

THE SECURITIES EVIDENCED BY THIS WARRANT, AND THE SECURITIES ISSUABLE UPON ITS EXERCISE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED, PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND SUCH LAWS, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NO. ___

FORM

OF

WARRANT

TO PURCHASE COMMON STOCK OF

EXANTAS CAPITAL CORP.

[●] Shares of Common Stock	___________, 202[●]

EXANTAS CAPITAL CORP., a Maryland corporation (the “Company”), for value received, hereby certifies that [●] or registered assigns (the “Warrantholder”), is the owner of the rights (each, a “Warrant,” and collectively the “Warrants”), subject to the terms and conditions hereof, to purchase from the Company at any time, and from time to time, commencing on the date any Notes (as defined in the Note and Warrant Purchase Agreement, dated as of July 31, 2020, between the Company and the Purchasers named therein (the “Note and Warrant Purchase Agreement”)) were initially issued (the “Exercise Commencement Date”) and ending on the seventh anniversary of the Exercise Commencement Date (or, if such date is not a Business Day (as defined below), the first following Business Day) (the “Exercise Period”), [●] shares of common stock, $0.001 par value per share, of the Company (the “Common Shares” and each Common Share issuable upon exercise of a Warrant, a “Warrant Share”). The exercise price per Warrant Share shall be $0.01 per share, adjusted as provided in Article II hereof (the “Exercise Price”), payable in full as to each Warrant Share exercised at the time of purchase. The term “Business Day” as used herein refers to any day of the week other than a Saturday, Sunday or a day which in the City of New York, State of New York, shall be a legal holiday.

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The Warrants may be exercised in whole or in part at any time or from time to time during the Exercise Period.

The portion of the Warrants not exercised by 5:30 p.m., Eastern Time on the last day of the Exercise Period shall become void, cease to have value and all rights hereunder and all rights in respect thereof shall cease.

ARTICLE I

EXERCISE OF WARRANTS

Section 1.01 Exercise of Warrants.

(a) General Exercise. The Warrants may be exercised during the Exercise Period upon delivery by the Warrantholder of the Exercise Notice, in the form attached hereto as Exhibit A, duly completed and signed, and by (i) paying in full to the Company (A) in cash, or (B) by certified or official bank check or (C) by any combination of the foregoing, in the amount equal to (1) the then-current Exercise Price multiplied by (2) the number of Warrant Shares in respect of such portion of the Warrants that are exercised pursuant to the Exercise Notice, plus any applicable taxes (excluding taxes that the Company is required to pay hereunder) (the “Aggregate Exercise Price”) (such exercise, a “Cash Exercise”) or (ii) a Cashless Exercise (as defined below).

(b) Cashless Exercise. To the extent permitted by applicable law and subject to the terms and conditions of this Warrant, the Warrantholder may exercise the Warrants, in whole or in part, in lieu of making payment otherwise contemplated to be made to the Company in connection with a Cash Exercise, by electing instead to receive upon such exercise the “Net Number” of Warrant Shares determined in accordance with the following formula (a “Cashless Exercise”)

Net Number =	Y (A-B)
A

Where:

Y = The number of gross Common Shares that would be issuable upon such exercise of the Warrants in accordance with the terms of the Warrants if such exercise were by means of a Cash Exercise rather than a Cashless Exercise;

A = The Market Price1 as of the Exercise Date; and

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“Market Price” means, with respect to the Common Shares, on any given day if the Common Shares are traded on the New York Stock Exchange on such date, the last reported sale price, regular way, of the Common Shares on the New York Stock Exchange on such date, or, in case no such sale takes place on such day, the last reported sale price, regular way, of the Common Shares on the New York Stock Exchange on the first Trading Day for which there is a last reported sale price immediately prior to such date on the New York Stock Exchange. If the Common Shares are not traded on the New York Stock Exchange on any date of determination, the Market Price of the Common Shares on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Shares are so listed or quoted, or if the Common Shares are not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Shares in the over-the-counter market as reported by the Company, or, if that bid price is not available, the Market Price of the Common Shares on that date shall mean the fair market value per share as determined by the Board (as defined below) in reliance on an opinion of an independent financial expert retained by the Company for this purpose, using one or more valuation methods that the independent financial expert in its professional judgment determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

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B = The Exercise Price.

The Company and the Warrantholder agree, unless otherwise required by a change in law or by the Internal Revenue Service or other governmental authority following an audit or examination, (i) in the event of a Cashless Exercise under this Section 1.01(b), the Warrantholder’s exercise of this Warrant in exchange for the receipt of the Warrant Shares issuable in accordance with this Warrant (or the portion thereof being cancelled) shall be treated as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended and (ii) not to file any tax return inconsistent with the foregoing.

(c) As soon as practicable after any exercise of any Warrants and payment by the Warrantholder of the full Exercise Price for the Warrant Shares as to which the Warrants are then being exercised and any applicable taxes, the Company shall issue the Warrant Shares by book-entry registration on the books and records of the Company (or the Company’s transfer agent, if any) in the name of the Warrantholder or as the Warrantholder shall direct on the Exercise Notice and evidenced by statements issued by the Company to such Warranholder of the Warrants reflecting such book-entry positon (the “Warrant Statements”).

(d) Each person in whose name any such Warrant Statement for Warrant Shares is reflected shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date on which the Warrant was exercised and payment of the Exercise Price and any applicable taxes was made to the Company, irrespective of the date of reflection of such exercise for Warrant Shares on the Warrant Statement.

(e) Upon issuance, all Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, other than liens created by or in respect of the Warrantholder. The Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares. The Company shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of the Warrant Shares in a name other than that of the Warrantholder. In such case, the Company shall not be required to register in the Warrant Register (as defined below) any Warrant Shares until the person or persons requesting the same shall have paid to the Company the amount of any such tax or shall have established to the Company’s satisfaction that the tax has been paid or that no tax is due and shall have complied with Section 6.02.

(f) The Company shall keep at its offices a warrant register (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Warrants as well as any exchanges and transfers of outstanding Warrants, all in form satisfactory to the Company.

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Section 1.02 No Fractional Shares to be Issued. The Company shall not be required to issue any fractional Warrant Shares in connection with the exercise of the Warrants, and in any case where the Warrantholder would, except for the provisions of this Section 1.02, be entitled under the terms hereof to receive a fractional Warrant Share upon the exercise of any Warrants, the Company shall, upon the exercise of such Warrants and receipt of the Exercise Price, issue that number of whole shares rounded to the nearest whole share.

Neither the Company nor the Warrantholder shall be entitled to any cash or other adjustment in respect of any such fractional Warrant Share.

Section 1.03 Restrictions on Exercise.

(a) Warrants may not be exercised to the extent that the issuance of Warrant Shares upon such exercise would constitute a violation of any applicable federal or state laws or regulations pertaining to securities, real estate investment trusts or otherwise or to the extent that the issuance of Warrant Shares upon such exercise would constitute a breach or violation of the Company’s charter.

(b) Notwithstanding anything in this Agreement to the contrary, the Warrants may not be exercised to the extent that the issuance of the Warrant Shares upon such exercise would result in the Warrantholder holding greater than 9.8% of the Company’s outstanding Common Shares without the prior approval of the majority of the board of directors of the Company (the “Board”) (including a majority of the Independent Directors).

Section 1.04 Tax Treatment. The Company and the Warrantholder agree, unless otherwise required by a change in law or by the Internal Revenue Service or other governmental authority following an audit or examination, (i) the Warrant shall be treated as equity of the Company for U.S. federal and applicable state and local income tax purposes and (ii) not to file any tax return inconsistent with the foregoing.

ARTICLE II

ADJUSTMENT OF EXERCISE PRICE; MERGER, ACQUISITION, ETC.;

RESERVATION OF COMMON SHARES; PAYMENT OF TAXES

Section 2.01 Stock Splits and Reverse Stock Splits. If, at any time Warrants are outstanding, the Company (i) issues Common Shares as a dividend or distribution on Common Shares, or (ii) effects a subdivision of outstanding Common Shares into a larger number of Common Shares, or (iii) effects a combination or reverse share split of outstanding Common Shares into a smaller number of Common Shares, then in each case, the Exercise Price shall be adjusted to equal the product obtained by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be the number of Common Shares outstanding immediately giving effect to such event. Such adjustment shall become effective, (a) with respect to the adjustment made pursuant to clause (i) of this Section 2.01, immediately prior to

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9:00 a.m., New York City time, on the Business Day following the record date fixed for such dividend or distribution and (b) with respect to the adjustments made pursuant to clauses (ii) and (iii) of this Section 2.01, immediately after the effective date of such subdivision, share split, share combination or reverse share split. Simultaneously with any adjustment of the Exercise Price in accordance with this Section 2.01, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionally, so that after such adjustment the Aggregate Exercise Price payable hereunder for the adjusted number of Warrants shall be the same as the Aggregate Exercise Price in effect immediately prior to such adjustment. If any dividend or distribution of the type described in clause (i) of this Section 2.01 is declared but not so paid or made, the number of Warrant Shares exercisable shall again be adjusted to the number of Warrant Shares exercisable that would then be in effect if such dividend or distribution had not been declared (and the Exercise Price also correspondingly readjusted).

Section 2.02 Reorganizations and Asset Sales. If, at any time Warrants are outstanding, any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the assets of the Company (a “Fundamental Transaction”) shall be effected in such a way that the holders of the Common Shares shall be entitled to receive securities or assets with respect to or in exchange for Common Shares, then the Warrantholder shall have the right to receive, upon exercise of this Warrant in accordance with the terms and conditions specified herein and in lieu of the Warrant Shares otherwise issuable by the Company upon the exercise of such Warrant, such securities or assets as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Change, the holder of the number of Warrant Shares then issuable upon exercise of the Warrants (the “Alternative Consideration”). In any such case, appropriate provision shall be made with respect to the rights and interests of such Warrantholder so that the provisions of this Warrant shall be applicable with respect to any Alternative Consideration thereafter deliverable upon exercise of the Warrants. The Company shall not effect any such Fundamental Transaction unless, prior to or simultaneously with the consummation thereof, the survivor or successor corporation resulting from such consolidation or merger or the purchaser of such assets shall assume by written instrument delivered to the Warrantholdder the obligation to deliver to such holder the Alternative Consideration; provided, however, that if the Company is to be liquidated or dissolved following any reorganization, reclassification, consolidation or sale of all or substantially all of its assets and in connection with such liquidation or dissolution, the holders of Common Stock shall be entitled to receive cash, the requirements of this Section 2.02 shall be satisfied if the Company shall provide for the distribution to each Warrantholder of the amount of cash to which such Warrantholder would have been entitled if such Warrantholder had exercised all of such Warrantholder’s outstanding Warrants less the then applicable Aggregate Exercise Price therefor.

Section 2.03 Covenant to Maintain Par Value. The Company will not, either directly or indirectly, upon any consolidation, merger, reorganization or reclassification to which the Company is a party change the par value of the Common Shares to an amount more than the Exercise Price, and at all times will take all such action as may be necessary or appropriate in order that the Company will maintain the par value of the Common Shares as contemplated in this Agreement to be not more than the Exercise Price.

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Section 2.04 Covenant to Reserve Shares for Issuance on Exercise. The Company will cause an appropriate number of Common Shares to be duly and validly authorized and reserved and will keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of Warrants as herein provided, the full number of Common Shares, if any, then issuable if all outstanding Warrants then exercisable were to be exercised.

Section 2.05 Certain Notices. Upon any adjustment of the Exercise Price and whenever the securities issuable or deliverable in exchange for Warrants are changed pursuant to this Article II, then and in each such case the Company shall give prompt written notice thereof, by mailing such notice by United States Postal Service via First Class Mail, addressed to the Warrantholder at the address of the Warrantholder as shown on the books of the Company, which notice shall:

(a) in the case of an adjustment of the Exercise Price, state the Exercise Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based, and

(b) in the case of a change in the securities issuable or deliverable in exchange for Warrants, describe in reasonable detail the facts requiring the change; specify the effective date of such change; and describe the number or amount of, and terms of, the shares or other securities issuable or deliverable in exchange for, each Warrant as so changed.

Failure to provide such notice, or any defect in such statement or notice, shall not affect the legality or validity of any such adjustment or change.

Section 2.06 References to Common Shares. Unless the context otherwise indicates, all references to Common Shares in this Warrant, in the event of a change under this Article II, shall be deemed to refer also to any other securities issuable or deliverable in exchange for Warrants pursuant to such change.

ARTICLE III

REGISTRATION RIGHTS; EXPENSES OF REGISTRATION

Section 3.01 Registration Rights. The Company shall file with the Securities and Exchange Commission (the “Commission”) no later than 270 days from the date hereof, a registration statement on Form S-11 or such other form under the Securities Act of 1933, as amended (the “Securities Act”), then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Warrantholder of any and all Warrant Shares (such registration statement, including the prospectus, amendments and supplements to such registration statement or prospectus, including pre-and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as promptly as practicable following such filing. Any Shelf

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Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a public offering) by the Warrantholder of any and all Warrant Shares.

Section 3.02 Obligations of the Company. In connection with the obligations of the Company with respect to the Shelf Registration Statement, the Company shall:

(a) prepare the Shelf Registration Statement and file it with the Commission, which Shelf Registration Statement shall comply in all material respects as to form with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as promptly as practicable following such filing and to remain effective until the earlier to occur of (i) the third anniversary of the initial effective date of the Shelf Registration Statement; (ii) the date on which the Warrant Shares have been sold in full under Rule 144 under the Securities Act or an effective registration statement; (iii) the date on which the Warrant Shares are sold to the Company or any of its subsidiaries; or (iv) the date on which, in the opinion of counsel to the Company, the Warrant Shares not held by affiliates of the Company are saleable pursuant to Rule 144 (without compliance with volume or manner of sale restrictions) and if the Warrantholder, together with any other parties with whom its holdings of Common Shares are required to be aggregated under Rule 144, beneficially owns less than 5% of the outstanding Common Shares.

(b) pursuant to Section 3.02 hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the period described in Section 3.02(a) hereof and/or to register the resale of additional Common Shares that may be issuable upon conversion of additional warrants that may be issued to the Warrantholder in the future in connection with the Company’s issuance of Additional Notes (as defined in the Note and Warrant Purchase Agreement), (ii) cause each prospectus contained therein to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 promulgated under the Securities Act, and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the method or methods of distribution set forth in the “Plan of Distribution” section of the Prospectus, provided, however; that prior to filing documents described in clauses (i) and (ii) above, the Company shall provide to the Warrantholder and the Warrantholder’s counsel and each underwriter, if any, with an adequate and appropriate opportunity to review and comment on such documents (and each amendment or supplement thereto).

(c) furnish to the Warrantholder, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Warrantholder may reasonably request, in order to facilitate the public sale or other disposition of the Warrant Shares; the Company consents to the lawful use of such Prospectus, including each preliminary prospectus, by the Warrantholder, in connection with the offering and sale of the Warrant Shares covered by any such prospectus;

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(d) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Warrant Shares by the time the Shelf Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of domestic United States jurisdictions, keep each such registration, qualification or exemption effective during the period the Shelf Registration Statement is required to be kept effective pursuant to Section 3.02(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable the Warrantholder to consummate the disposition in each such jurisdiction of such Warrant Shares covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to take any action to comply with this Section 3.02(d) if it would require the Company or any of its subsidiaries to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 3.02(d) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e) use its commercially reasonable efforts to cause all Warrant Shares to be registered and approved by such other domestic governmental agencies or authorities, if any, as may be necessary to enable the holders thereof to consummate the disposition of such Warrant Shares; provided, however, that the Company shall not be required to take any action to comply with this Section 3.02(e) if it would require the Company or any of its subsidiaries to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 3.02(e) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(f) notify the Warrantholder promptly (i) when the Shelf Registration Statement has become effective and when any post-effective amendments thereto become effective or upon the filing of a supplement to any prospectus, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Shelf Registration Statement or related prospectus or for additional information, and (iv) if, during the period such Shelf Registration Statement is effective, such Shelf Registration Statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Disclosure Deficiency”) (which information shall be accompanied by an instruction to suspend the use of the Shelf Registration Statement and the prospectus until the Disclosure Deficiency has been cured in accordance with Section 3.02(i) below);

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(g) during the period of time referred to in Section 3.02(a) above, use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of the Shelf Registration Statement or suspending the qualification (or exemption from qualification) of any of the Warrant Shares for sale in any jurisdiction, as promptly as practicable;

(h) upon request, furnish to the Warrantholder covered by the Shelf Registration Statement, without charge, at least one (1) conformed copy of such Shelf Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i) upon the occurrence of any Disclosure Deficiency, use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Warrant Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to the Warrantholder a reasonable number of copies each such supplement or post-effective amendment;

(j) use its commercially reasonable efforts (including, without limitation, seeking to cure in the Company’s listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Warrant Shares on the New York Stock Exchange or such other securities exchange or inter-dealer automated quotation system on which the Common Shares are then listed or included for trading;

(k) use its commercially reasonable efforts to prepare and file in a timely manner (taking into account any permissible extensions) all documents and reports required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Shelf Registration Statement as required by Section 3.02(a) hereof, to register the Warrant Shares under the Exchange Act and to maintain such registration through the effectiveness period required by Section 3.02(a) hereof;

(l) provide a CUSIP number for all Warrant Shares not later than the effective date of the Shelf Registration Statement;

(m) provide and cause to be maintained a registrar and transfer agent for all Warrant Shares covered by the Shelf Registration Statement from and after a date not later than the effective date of such Shelf Registration Statement; and

(n) use its reasonable best efforts to cooperate in a timely manner with any request of the Warrantholder in respect of any block trade, hedging transaction or other transaction that is registered pursuant to a Shelf Registration that is not a firm commitment underwritten offering (each, an “Alternative Transaction”), including the filing of any supplements to the prospectus, amendments or post-effective amendments to the Shelf

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Registration Statement, facilitating due diligence by counterparties to such Alternative Transactions and entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants, certificates, comfort letters, opinions and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a public offering subject to, to the extent customary for such transactions.

(o) Notwithstanding anything in this Section 3.02 to the contrary, the Company shall be entitled to postpone the filing of a Shelf Registration Statement, and from time to time to require the Warrantholder not to sell under a Shelf Registration Statement or to suspend the effectiveness thereof, if (i) the Company is actively pursuing an underwritten primary offering of securities of the Company, or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Shelf Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Shelf Registration Statement would be expected, in the Company’s reasonable determination, to cause the Shelf Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance a “Suspension Event”); provided, however, that the Company may not delay, suspend or withdraw such Shelf Registration Statement for more than ninety (90) days at any one time, or more than twice in any twelve (12) month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period the Shelf Registration Statement is effective or if as a result of a Suspension Event the Shelf Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Warrantholder agrees that (x) it will immediately discontinue offers and sales of the Warrant Shares under such Shelf Registration Statement until the Warrantholder receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment to the Shelf Registration Statement has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (y) it will maintain the confidentiality of any information included in the written notice delivered by the Company unless otherwise required by law.

Section 3.03 Obligations of the Warrantholder. In connection with the registration of the Warrant Shares, the Warrantholder shall:

(a) furnish to the Company, within 10 days of a written request by the Company, such information regarding itself, the Warrant Shares held by it and the intended method of disposition of the Warrant Shares held by it for inclusion in the Shelf Registration Statement as shall be reasonably required to effect the registration of such Warrant Shares and shall execute such documents in connection with such registration as the Company may reasonably request;

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(b) cooperate with the Company as reasonably requested from time to time by the Company in connection with the preparation and filing of the Shelf Registration Statement; and

(c) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.02(f)(ii), (iii) or (iv) or any Suspension Event, immediately discontinue disposition of Warrant Shares pursuant to the Shelf Registration Statement until the Warrantholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.02(e) and, if so directed by the Company, deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Warrantholder’s possession, of the prospectus covering such Warrant Shares current at the time of receipt of such notice.

Section 3.04 Expenses. The Company shall pay all expenses incident to the performance of its obligations under Section 3.02 (“Registration Expenses”), including (i) all Commission, securities exchange listing or inclusion fees, and registration and filing fees of the Financial Industry Regulatory Authority (“FINRA”) ,(ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky registration, qualification or exemption of any of the Warrant Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA), (iii) all expenses incurred in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing the Shelf Registration Statement, any prospectus, any amendments or supplements thereto, any underwriting agreements or securities sales agreements insofar as the Company is required to be a party thereto (but only with respect to the negotiation by the Company of the terms relating to it and the performance of its obligations thereunder), certificates and any other documents relating to the performance under and compliance with the terms of these Warrants, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Warrant Shares on the New York Stock Exchange or any other securities exchange or inter-dealer automated quotation system as required by Section 3.02(j), (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), and reasonable fees and disbursements of one counsel for the Warrantholder to review the Shelf Registration Statement if so requested by the Warrantholder holding more than 25% of the outstanding Warrants (which fees and disbursements shall be limited to $50,000 without the prior written consent of the Company), and (vi) any fees and disbursements customarily paid by issuers in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with the Shelf Registration Statement), provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions and transfer taxes or transfer fees, if any, relating to the sale or disposition of Warrant Shares by the Warrantholder, the fees and expenses (including legal fees) in preparing any underwriting or securities sales agreements other than as provided in clause (iii), above, and the fees and disbursements of any counsel to the Warrantholder other than as provided for in clause (v) above.

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ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.01 Indemnification of Warrantholder. The Company agrees to indemnify and hold harmless (i) the Warrantholder, and (ii) its Affiliates, stockholders, employees, agents, officers, partners, members, and directors, and each Person who controls such Warrantholder (within the meaning of Section 15 of the Securities Act and Section 20 of the Securities Exchange Act) (each person referred to in clause (i) or (ii) are referred to collectively as the “Warrantyholder Indemnified Parties”), from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, judgments, expenses, liabilities or actions relating to purchases and sales of the Warrant Shares) to which each Warrantholder Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, judgments, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or the related prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Warrantholder Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or related prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement in reliance upon and in conformity with written information pertaining to the Warrantholder or furnished to the Company by or on behalf of the Warrantholder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any person from whom the person asserting any such losses, claims, damages or liabilities purchased the Warrant Shares concerned, to the extent that a prospectus relating to such Warrant Shares was required to be delivered by such person under the Securities Act in connection with such purchase and any such loss, claim, damage or liability results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Warrant Shares to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to the Warrantholder; provided, further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Warranntholder Indemnified Party.

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Section 4.02 Indemnification of the Company. In connection with the Shelf Registration Statement, the Warrantholder, severally and not jointly with all other holders of warrants to purchase Common Shares included as selling stockholders in the Shelf Registration statement, will indemnify and hold harmless the Company, its officers, directors, partners, employees, representatives, agents and investment advisers and each person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act (the “Company Indemnified Persons”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in the Shelf Registration Statement or a related prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information pertaining to a Warrantholder or furnished to the Company by a Warrantholder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company or any Company Indemnified Person for any legal or other expenses reasonably incurred by the Company or such Company Indemnified Person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which the Warrantholder may otherwise have to the Company or any Company Indemnified Person.

Section 4.03 Notice. If any action or proceeding (including a governmental investigation) shall be instituted involving any party in respect of which indemnity may be sought pursuant to this Article IV, such party (an “Indemnified Party”) shall promptly notify the party against who such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable fees and expenses; provided, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced through the forfeiture of substantive rights and defenses by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party (A) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (B) there would be rights or defenses that would be available to such Indemnified Party that are inconsistent with or additional to, those of the Indemnifying Party. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed promptly after receipt of an invoice setting forth such fees and expenses in reasonable detail. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall

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indemnify and hold harmless each Indemnified Party from and against any damages (to the extent obligated herein) by reason of such settlement or judgment. Without the prior written consent of each affected Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party .

Section 4.04 Contribution. If the indemnification provided for in this Article IV is unavailable or insufficient to hold harmless an indemnified party under Sections 4.01 or 4.02, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to in Sections 4.01 and 4.02 above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Warrantholder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, expenses or liabilities referred to in the first sentence of this Section 4.04 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this clause. Notwithstanding any other provision of this Section 4.04, the Warrantholder shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Warrantholder from the sale of the Warrant Shares pursuant to the Shelf Registration Statement exceeds the amount of damages which the Warrantholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this clause, each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

The agreements contained in this Article IV shall survive the sale of the Warrant Shares pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

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ARTICLE V

OTHER PROVISIONS RELATING TO RIGHTS OF THE WARRANTHOLDER

Section 5.01 Rights as Stockholders.

(a) The Warrantholder, by reason of the ownership or possession of a Warrant, either at, before or after exercising one or more Warrants, shall have (i) the right to receive any cash dividends, stock dividends, allotments or rights, or other distributions, paid, allotted or distributed or distributable to the stockholders of the Company prior to the exercise of such Warrant and (ii) in the event the Company adopts or implements a shareholder rights agreement or effects an offering of securities to holders of Common Shares pursuant to which any rights (“Rights”) are distributed to the holders of Common Shares of the Company, the right to receive such Rights; provided that (A) if the Warrantholder is an “Acquiring Person” (or an associate or affiliate thereof) or similar term under such shareholder rights agreement, it shall not have the right to receive such Rights, and (B) only one Right shall be issued with respect to each Warrant and the underlying Warrant Share (and if more than one Right is issued, only one Right shall be effective, and any additional Rights shall be null and void).

(b) Except as otherwise specifically provided herein, the Warrantholder, solely in its capacity as a holder of the Warrant, shall not be entitled to vote at, or to receive notice of, any meeting of stockholders of the Company, nor shall anything contained in this Warrant be construed to confer upon the Warrantholder, solely in its capacity as a holder of the Warrant, any of the rights of a stockholder of the Company, including, without limitation: (i) any right to vote in the election of directors or any other matters, (ii) any right to give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise) or (iii) any right to receive notice of meetings of the Company’s stockholders.

Section 5.02 Liquidation, Merger, etc.; Notice to Warrantholder.

If:

(a) the Company shall authorize the issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants, or

(b) the Company shall authorize the distribution to all holders of Common Shares of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of current earnings, retained earnings, earned surplus or real estate investment trust taxable income, as determined pursuant to the Internal Revenue Code of 1986, as amended, or dividends payable in Common Shares); or

(c) there shall be proposed any consolidation, merger, reorganization or reclassification to which the Company is to be a party and for which approval of the holders of Common Shares is required, or the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or

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(d) there shall be proposed the voluntary or involuntary dissolution, liquidation or winding up of the Company; the Company shall give to each Warrantholder prompt written notice, by mailing such notice by United States Postal Service via First Class Mail, addressed to the Warrantholder at the address of the Warrantholder as shown on the books of the Company, which notice shall state: (i) the date as of which the holders of record of Common Shares to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange the shares for securities or other property, if any, deliverable upon the consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Such notice shall be given at least ten Business Days before the date as of which holders of Common Shares entitled to receive any distribution, securities or other property in connection with such transaction are determined.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01 Transfer of Warrants. Subject to the legend appearing on the first page hereof to compliance with all other laws, rules or regulations pertaining to the transfer, sale or other disposition of the Warrants, and to the provisions of this Section 6.01, title to the Warrants evidenced by the Warrant Registry may be transferred by endorsement (by the Warrantholder executing the form of assignment attached hereto as Exhibit B including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery. Absent an effective registration statement under the Securities Act covering the disposition of this Warrant or the Common Shares issued or issuable upon exercise hereof, the Warrantholder will not sell or transfer any or all of such Warrants or Warrant Shares, as the case may be, without first providing the Company, at the Warrantholder’s expense, with an opinion of counsel (which may be counsel for the Company) reasonably satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration requirements of the Securities Act. Each certificate (if any) representing Warrant Shares, unless at the time of exercise such Warrant Shares are registered for resale under the Securities Act, shall bear a legend in substantially the following form on the face thereof:

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY BE OFFERED, PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND SUCH LAWS, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Any certificate (if any) issued at any time in exchange or substitution for any certificate bearing such legend (except a certificate issued upon completion of a distribution under a registration statement covering the securities represented) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such holder without violation of the registration requirements of the Securities Act and any applicable state securities laws.

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Section 6.02 No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of the Warrant Shares above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of the Warrants.

Section 6.03 Governing Law. The Warrants shall be deemed a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

Section 6.04 Successors and Assigns. All the covenants and provisions hereof shall bind and inure to the benefit of the Company, the Warrantholder and their respective successors and assigns hereunder.

Section 6.05 Notices. Any notice or demand authorized hereunder to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent by United States Postal Service via First Class Mail addressed (until the Warrantholder is notified of another address in the manner set forth herein as follows:

Exantas Capital Corp.

1845 Walnut St.

17th Floor

Philadelphia, PA 19103

Attention: Chief Financial Officer

With a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

Attention: Tracy A. Bacigalupo

E-mail: tbacigalupo@mofo.com

Any notice or demand authorized to be given or made to the Warrantholder hereunder shall be sufficiently given or made if sent by United States Postal Service via First Class Mail addressed (until the Company is notified of another address in the manner set forth as follows:

[●]

[●]

[●]

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Attention:     [●]

E-mail:         [●]

With a copy (which shall not constitute notice) to:

[●]

[●]

[●]

Attention:     [●]

E-mail:         [●]

Section 6.06 Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed under its corporate seal.

Dated:	EXANTAS CAPITAL CORP.
(Corporate Seal)	By:

EXHIBIT A

EXERCISE NOTICE

(To be executed upon exercise of Warrant)

TO EXANTAS CAPITAL CORP.:

The undersigned hereby irrevocably elects to purchase [●] Warrant Shares pursuant to the attached Warrant. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

(1) The undersigned intends that payment of the Exercise Price shall be made as (check one)

“Cash Exercise” pursuant to Section 1.01(a) of the Warrant

“Cashless Exercise” pursuant to Section 1.01(b) of the Warrant

(2) If the undersigned has elected a Cash Exercise, the undersigned tenders herewith payment of the Aggregate Exercise Price in full in the form of cash or a certified or official bank check (or combination thereof) in the amount of $[●].

(3) Pursuant to this Exercise Notice, the Company shall issue to the undersigned [●] Warrant Shares by book-entry registration on the books and records of the Company (or the Company’s transfer agent, if any) to the undersigned.

Name: [●]

Address: [●]
EIN: [●]

By:
Name:
Title:

Dated: [●], 20[●]

EXHIBIT B

FORM OF ASSIGNMENT

(To be executed only upon assignment of Warrant)

For value received, ___________________ hereby sells, assigns and transfers unto _____________________, the attached Warrant and the Warrants evidenced hereby, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant and the Warrants evidenced hereby, on the books of Exantas Capital Corp., with full power of substitution in the premises.

Dated:

Note: The above signature should correspond exactly with the name on the face of this Warrant